Exhibit B-1

                          AGREEMENT AND PLAN OF MERGER

                            AND SCHEME OF ARRANGEMENT

                                  by and among

                            NATIONAL GRID GROUP PLC,

                         NIAGARA MOHAWK HOLDINGS, INC.,

                           NEW NATIONAL GRID LIMITED,

                                       and

                               GRID DELAWARE, INC.

                          Dated as of September 4, 2000


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                                TABLE OF CONTENTS

                                                                            Page

ARTICLE I       THE MERGER AND THE SCHEME....................................1
                Section 1.1       The Merger.................................1
                Section 1.2       Effective Time of the Merger...............2
                Section 1.3       The Scheme.................................2
                Section 1.4       The Scheme Effective Time..................2
                Section 1.5       Governing Documents........................2

ARTICLE II      TREATMENT OF SHARES..........................................3
                Section 2.1       Effect of the Scheme on
                                   Parent Capital Stock......................3
                Section 2.2       Effect of the Merger on the
                                    Company Capital Stock....................3
                Section 2.3       Exchange of Certificates...................5

ARTICLE III     THE CLOSING..................................................9
                Section 3.1       Closing....................................9

ARTICLE IV      REPRESENTATIONS AND WARRANTIES OF THE COMPANY................9
                Section 4.1       Organization and Qualification.............9
                Section 4.2       Subsidiaries..............................10
                Section 4.3       Capitalization............................10
                Section 4.4       Authority; Non-Contravention;
                                    Statutory Approvals; Compliance.........11
                Section 4.5       Reports and Financial Statements..........13
                Section 4.6       Absence of Certain Changes or Events......14
                Section 4.7       Legal Proceedings.........................14
                Section 4.8       Information Supplied......................15
                Section 4.9       Tax Matters...............................15
                Section 4.10      Employee Matters; ERISA...................18
                Section 4.11      Labor and Employee Relations..............20
                Section 4.12      Environmental Protection..................21
                Section 4.13      Regulation as a Utility...................24
                Section 4.14      Vote Required.............................24
                Section 4.15      Opinion of Financial Advisor..............24
                Section 4.16      Brokers...................................24
                Section 4.17      Insurance.................................24
                Section 4.18      Intellectual Property.....................24
                Section 4.19      Nuclear Operations and NRC Actions........25
                Section 4.20      Ownership of Parent or Newco
                                    Common Stock............................26
                Section 4.21      State Antitakeover Matters................26
                Section 4.22      Commodity Derivatives and Credit
                                    Exposure Matters........................26
                Section 4.23      The Company Associates....................26


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                                                                          Page

ARTICLE V       REPRESENTATIONS AND WARRANTIES

                OF PARENT, NEWCO AND MERGER SUB.............................26
                Section 5.1       Organization and Qualification............26
                Section 5.2       Capitalization............................27
                Section 5.3       Authority; Non-Contravention;
                                    Statutory Approvals; Compliance.........28
                Section 5.4       Reports and Financial Statements..........29
                Section 5.5       Absence of Certain Changes or Events......30
                Section 5.6       Legal Proceedings.........................30
                Section 5.7       Information Supplied......................30
                Section 5.8       Tax Matters...............................31
                Section 5.9       Environmental Protection..................32
                Section 5.10      Votes Required............................32
                Section 5.11      Brokers...................................33
                Section 5.12      Insurance.................................33
                Section 5.13      Ownership of Company Common Stock.........33

ARTICLE VI      CONDUCT OF BUSINESS PENDING THE MERGER......................33
                Section 6.1       Covenants of the Company..................33
                Section 6.2       Covenants of Parent.......................39
                Section 6.3       Covenants of Newco........................40
                Section 6.4       Alternative Arrangement Concerning
                                    Company Nuclear Facilities..............40

ARTICLE VII     ADDITIONAL AGREEMENTS.......................................41
                Section 7.1       Access to Information.....................41
                Section 7.2       Proxy Statement and Registration
                                    Statement; Listing;
                                  Parent Disclosure Documents...............42
                Section 7.3       Regulatory Matters........................43
                Section 7.4       Shareholder Approval......................43
                Section 7.5       Directors' and Officers'
                                    Indemnification.........................44
                Section 7.6       Public Announcements......................46
                Section 7.7       Rule 145 Affiliates.......................46
                Section 7.8       Labor Agreements and Workforce
                                    Matters.................................46
                Section 7.9       Employee Benefit Plans; Stock
                                    Options.................................47
                Section 7.10      No Solicitations..........................48
                Section 7.11      Boards of Directors.......................50
                Section 7.12      Charitable Contributions..................51
                Section 7.13      Anti-Takeover Statutes....................51
                Section 7.14      Conveyance Taxes..........................51
                Section 7.15      Expenses..................................51
                Section 7.16      Further Assurances........................52
                Section 7.17      Restructuring of Transactions.............52
                Section 7.18      Integration Team..........................52

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                                                                          Page

                Section 7.19      Newco Ordinary Shares.....................52
                Section 7.20      ADR Depositary Agreement..................52

ARTICLE VIII    CONDITIONS..................................................53
                Section 8.1       Conditions to Each Party's
                                    Obligation to Effect
                                    the Merger..............................53
                Section 8.2       Conditions to Obligation of Newco
                                    and Parent to Effect
                                    the Merger..............................54
                Section 8.3       Conditions to Obligation of The
                                    Company to Effect
                                    the Merger..............................55

ARTICLE IX      TERMINATION, AMENDMENT AND WAIVER...........................57
                Section 9.1       Termination...............................57
                Section 9.2       Effect of Termination.....................58
                Section 9.3       Termination Fee; Expenses.................58
                Section 9.4       Amendment.................................59
                Section 9.5       Waiver....................................60

ARTICLE X       GENERAL PROVISIONS..........................................60
                Section 10.1      Non-Survival; Effect of
                                    Representations and Warranties..........60
                Section 10.2      Notices...................................60
                Section 10.3      Miscellaneous.............................63
                Section 10.4      Interpretation............................63
                Section 10.5      Counterparts; Effect......................63
                Section 10.6      Parties' Interest.........................63
                Section 10.7      Governing Law.............................63
                Section 10.8      Submission to Jurisdiction; Waivers.......63
                Section 10.9      Enforcement of Agreement..................64
                Section 10.10     Waiver of Jury Trial......................64



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                            INDEX OF PRINCIPAL TERMS

Term                                                                       Page

1935 Act              .......................................................13
Accounting Method Adjustment.................................................17
Acquisition Agreement .......................................................49
Acquisition Proposal  .......................................................49
ADR Depositary        ........................................................5
ADR Depositary Agreement......................................................5
ADS Consideration     ........................................................3
ADS Election          ........................................................4
ADS Election Number   ........................................................4
ADS Election Shares   ........................................................5
Affiliate Agreement   .......................................................46
Applicable Period     .......................................................49
Atomic Energy Act     .......................................................13
Average Price         ........................................................4
BCL                   ........................................................1
Cash Amount           ........................................................4
Cash Consideration    ........................................................3
Cash Election         ........................................................4
Cash Election Number  ........................................................4
Cash Election Shares  ........................................................4
Certificate(s)        ........................................................6
Circular              .......................................................15
Closing               ........................................................9
Closing Agreement     .......................................................16
Closing Date          ........................................................9
Code                  ........................................................1
Companies Act         .......................................................27
Company               ........................................................1
Company Associates    .......................................................10
Company Common Stock  ........................................................3
Company Disclosure Schedule...................................................9
Company Employee Benefit Plans...............................................18
Company Financial Statements.................................................13
Company Intellectual Property................................................25
Company Material Adverse Effect..............................................10
Company Meeting       .......................................................44
Company Nuclear Facilities...................................................25
Company Preferred Stock......................................................10
Company Required Consents....................................................12
Company Required Statutory Approvals.........................................12
Company SEC Reports   .......................................................13
Company Shareholders' Approval...............................................24

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Term                                                                       Page

Company Subsidiary    .......................................................10
Confidentiality Agreement....................................................41
Conveyance Taxes      .......................................................51
Court                 ........................................................1
date hereof           ........................................................1
DGCL                  ........................................................2
DOE                   .......................................................13
Election              ........................................................5
Election Deadline     ........................................................6
Election Number       ........................................................4
Environmental Claim   .......................................................23
Environmental Documents......................................................22
Environmental Laws    .......................................................23
Environmental Permits .......................................................21
ERISA                 .......................................................18
Exchange Act          .......................................................13
Exchange Fund         ........................................................5
Exchange Ratio        ........................................................4
Extended Termination Date....................................................57
FCC                   .......................................................13
FERC                  .......................................................13
Final Order           .......................................................54
Foreign Person        .......................................................16
Form of Election      ........................................................6
FSA                   .......................................................15
Governmental Authority.......................................................12
Hazardous Materials   .......................................................23
HSR Act               .......................................................43
Indemnified Liabilities......................................................44
Indemnified Parties   .......................................................44
Indemnified Party     .......................................................44
Initial Termination Date.....................................................57
IRS                   .......................................................17
Knowledge             .......................................................12
Licenses              .......................................................12
Listing Particulars   .......................................................15
Merger                ........................................................1
Merger Consideration  ........................................................3
Merger Effective Time ........................................................2
Merger Sub            ........................................................1
Mixed Election        ........................................................5
New York Advisory Board......................................................50
Newco                 ........................................................1
Newco ADRs            ........................................................3

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Term                                                                       Page

Newco ADSs            ........................................................3
Newco Ordinary Shares ........................................................3
Newco Original Ordinary Shares...............................................27
Newco Original Preference Shares.............................................27
Newco Special Share   ........................................................3
Non-Convertible Preferred Securities.........................................34
Non-Election Shares   ........................................................5
NRC                   .......................................................13
Nuclear Approvals     .......................................................54
Nuclear Sale          .......................................................53
Nuclear Sale Agreement.......................................................57
OFGEM                 .......................................................30
Option                .......................................................48
Out-of-Pocket Expenses.......................................................59
Parent                ........................................................1
Parent ADRs           ........................................................3
Parent ADSs           ........................................................3
Parent Court Meeting  .......................................................33
Parent Disclosure Documents..................................................15
Parent Disclosure Schedule...................................................26
Parent Financial Statements..................................................29
Parent Material Adverse Effect...............................................28
Parent Merger Meeting .......................................................32
Parent Merger Shareholders' Approval.........................................32
Parent Ordinary Shares........................................................3
Parent Plans          .......................................................27
Parent Required Consents.....................................................28
Parent Required Statutory Approvals..........................................28
Parent Scheme Meeting .......................................................33
Parent Scheme Shareholders' Approval.........................................33
Parent SEC Reports    .......................................................29
Parent Shareholders' Approval................................................33
Parent Significant Subsidiary................................................39
Parent Special Share  ........................................................3
Parent Subsidiary     .......................................................27
PBGC                  .......................................................20
PCBs                  .......................................................23
Per Share Amount      ........................................................3
person                ........................................................8
Post-Closing Plans    .......................................................48
Power Act             .......................................................13
Proxy Statement       .......................................................15
Registration Statement.......................................................15
Release               .......................................................24

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Term                                                                       Page

Representatives       .......................................................41
Scheme                ........................................................1
Scheme Document       .......................................................15
Scheme Effective Time ........................................................2
Securities Act        .......................................................13
Shares                ........................................................6
Subsidiary            .......................................................10
Surviving Entity      ........................................................2
Tax Change            .......................................................35
Tax Controversy       .......................................................17
Tax Return            .......................................................16
Tax Rulings           .......................................................16
Tax(es)               .......................................................15
Termination Fee       .......................................................59
Trading Day           ........................................................4
U.K. Listing Authority.......................................................15
U.S. GAAP             .......................................................13
Violation             .......................................................11
Voting Debt           .......................................................10



                                       vii


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     AGREEMENT AND PLAN OF MERGER AND SCHEME OF ARRANGEMENT, dated as of
September 4, 2000 (referred to herein as the "date hereof"), by and among National Grid Group plc., a public limited company incorporated under the laws of England and Wales with registration number 2367004 ("Parent"), Niagara Mohawk Holdings, Inc., a New York corporation (the "Company"), New National Grid Limited, a private limited company incorporated under the laws of England and Wales with registration number 4031152 ("Newco") and Grid Delaware, Inc., a Delaware corporation and a wholly owned subsidiary of Newco ("Merger Sub").

     WHEREAS, the Company, Parent and Newco have determined that it would be in their respective best interests and in the interests of their respective shareholders to effect the transactions contemplated by this Agreement;

     WHEREAS, the Board of Directors of Parent intends to recommend to its shareholders a proposal to introduce Newco as a new holding company for the Parent group pursuant to a scheme of arrangement (the "Scheme") to be sanctioned by the High Court of Justice, London, England (the "Court"), substantially in the form of the draft Scheme attached hereto as Exhibit A subject to such amendments as Parent may reasonably deem necessary or desirable; provided, that if such amendments would have a material adverse effect on the benefits of the Merger for the holders of Company Common Stock, or such amendments are not necessary to consummate the transactions contemplated hereby and have any adverse effect on the benefits of the Merger to the holders of Company Common Stock, such amendments may only be effected with the prior written consent of the Company;

     WHEREAS, the respective Boards of Directors of Parent, Newco, Merger Sub and the Company have approved the merger (the "Merger") of Merger Sub with and into the Company, whereby the Company will become a wholly owned subsidiary of Newco, all pursuant to the terms and conditions set forth in this Agreement; and

     WHEREAS, for United States federal income tax purposes, it is intended that the Scheme together with the Merger shall collectively qualify as a transaction described in Section 351 of the Internal Revenue Code of 1986, as amended (the "Code").

     NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

                                    ARTICLE I

                            THE MERGER AND THE SCHEME

     Section 1.1 The Merger. Subject to the terms and conditions of this Agreement, at the Merger Effective Time, Merger Sub will be merged with and into the Company in accordance with the Business Corporation Law of the State of New York (the "BCL") and the General Corporation Law of the State of Delaware (the "DGCL"). The Company will be the surviving entity in the Merger (the "Surviving Entity") and shall continue its existence under the

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laws of the State of New York. The effects and the consequences shall be as set forth in Section 1.5, Section 906 of the BCL and Section 259 of the DGCL.

     Section 1.2 Effective Time of the Merger. On the Closing Date (as defined in Section 3.1) a certificate of merger complying with the requirements of the relevant provisions of the BCL shall be executed and delivered for filing with the Department of State of the State of New York with respect to the Merger. The Merger shall become effective upon the later of the filing of a certificate of merger relating thereto by the Department of State of the State of New York and the filing of a certificate of merger relating thereto with the Secretary of State of the State of Delaware or upon such later date as is agreed upon by the parties and specified in such certificates of merger (the "Merger Effective Time"); provided that the Merger Effective Time shall occur as soon as reasonably practical but no later than seven days after the Scheme Effective Time (as defined below).

     Section 1.3 The Scheme. Subject to the terms and conditions of this Agreement and the Scheme having been sanctioned by the Court and having become effective in accordance with Section 1.4, on the Scheme Effective Time, all of the issued and outstanding share capital of Parent shall be cancelled and Parent shall issue and deliver to Newco such number of the Parent Ordinary Shares as has been so cancelled in consideration of the allotment by Newco of such number of Newco shares as shall be of an aggregate nominal amount equal to the aggregate nominal amount of the Parent Ordinary Shares so cancelled.

     Section 1.4 The Scheme Effective Time. This Scheme shall become effective as soon as an office copy of the Court order sanctioning this Scheme has been duly delivered to the Registrar of Companies for registration and the order and relative minutes have been registered by him (such time being referred to herein as the "Scheme Effective Time"); provided that the Scheme Effective Time shall occur prior to the Merger Effective Time.

     Section 1.5 Governing Documents. The memorandum and articles of association of Parent as in effect immediately prior to the Scheme Effective Time shall be the memorandum and articles of association of Parent following the Scheme Effective Time, until duly amended, except that the memorandum and articles of association of Parent following the Scheme Effective Time may reflect a change in the name of Parent and such other changes as are appropriate for Parent as a wholly owned subsidiary and any changes necessary to reflect any cancellations or redemption of the Parent Special Share (as defined in Section 2.1) pursuant to the Scheme or otherwise. The certificate of incorporation and by-laws of the Company as in effect immediately prior to the Merger Effective Time shall be the certificate of incorporation and by-laws of the Company following the Merger Effective Time, until duly amended. On or prior to the Closing Date, Newco shall adopt memorandum and articles of association substantially similar to the memorandum and articles of incorporation of Parent immediately prior to the Scheme Effective Time, though they shall not be required to (but may) provide for a Newco Special Share (as defined in Section 2.1) and Newco's name shall become "National Grid plc".

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                                   ARTICLE II

                               TREATMENT OF SHARES

     Section 2.1 Effect of the Scheme on Parent Capital Stock. As of the Scheme Effective Time, in accordance with the terms of the Scheme (a) all ordinary shares of 11 13/17 pence each of Parent ("Parent Ordinary Shares") outstanding on the Scheme Effective Time will be cancelled and the holders thereof will receive in place of the Parent Ordinary Shares then held by them an identical number of ordinary shares of Newco ("Newco Ordinary Shares"), (b) all Parent Ordinary Shares represented by American Depositary Shares of Parent ("Parent ADSs"), each representing five (5) Parent Ordinary Shares and evidenced by American Depositary Receipts ("Parent ADRs"), outstanding as of the Scheme Effective Time will be cancelled and the holders thereof will receive in place of the Parent ADSs then held by them an identical number of American Depositary Shares of Newco ("Newco ADSs"), each representing five (5) Newco Ordinary Shares and evidenced by American Depositary Receipts ("Newco ADRs"), (c) Parent will issue and deliver Parent Ordinary Shares to Newco, and (d) if required by the Secretary of State for Trade and Industry in the UK as a condition of giving its consent to the Scheme, the Special Rights Redeemable Preference Share of Parent with a nominal value of (pound)1 held by the Secretary of State for Trade and Industry in the UK (the "Parent Special Share") shall be cancelled and one Special Rights Redeemable Preference Share of Newco with a nominal value of (pound)1 shall be issued by Newco to the Secretary of State for Trade and Industry in the UK (the "Newco Special Share").

     Section 2.2 Effect of the Merger on the Company Capital Stock. As of the Merger Effective Time, by virtue of the Merger and without any action on the part of any holder of Company Common Stock (as hereinafter defined):

     (a) Conversion of Merger Sub Shares. Each share of common stock, par value $0.10 per share, of Merger Sub issued and outstanding immediately prior to the Merger Effective Time will be converted into one share of common stock, par value $0.01 per share, of the Company (the "Company Common Stock").

     (b) Cancellation of Company Treasury Stock and Sub-Owned Stock. Each Share of Company Common Stock, that is owned by the Company, Parent or Newco or by any wholly owned Subsidiary of the Company, Parent or Newco, will automatically be canceled, retired and cease to exist, and no consideration will be delivered in exchange therefor.

     (c) Conversion of Company Common Stock. Subject to the other provisions of this Section 2.2, each issued and outstanding share of Company Common Stock (other than shares of Company Common Stock canceled in accordance with Section 2.2(b)) will be converted into the right to receive the Per Share Amount (as defined below) in the form of (x) cash (in such form, the "Cash Consideration"),
(y) a number of Newco ADSs equal to the Exchange Ratio (in such form, the "ADS Consideration"), or (z) a combination of Cash Consideration and ADS Consideration determined in accordance with Section 2.2(h) (the "Merger Consideration"). The "Per Share Amount" shall be determined as follows: (i) if the Average Price is greater than or equal to $32.50 and less than or equal to $51.00, the Per Share Amount shall be $19.00, (ii) if the

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Average Price is less than $32.50, the Per Share Amount shall be $19.00 reduced by the product of (x) $12.67 (two-thirds of $19.00) and (y) the percentage decrease in the Average Price below $32.50, and (iii) if the Average Price is greater than $51.00, the Per Share Amount shall be $19.00 increased by the product of (x) $12.67 (two-thirds of $19.00) and (y) the percentage increase in the Average Price above $51.00. "Average Price" means the average of the closing prices of Parent Ordinary Shares, as derived from the Daily Official List of the London Stock Exchange plc (converted to a U.S. dollar value using the exchange rate for each date for which the closing price is to be determined as reported in The Financial Times) for 20 Trading Days selected at random (using procedures mutually agreed upon by Parent and the Company) in the period of 40 consecutive Trading Days ending on the close of business on the tenth Trading Day prior to the Election Deadline, multiplied by five. "Trading Day" means a day on which the London Stock Exchange plc is open for trading. The "Exchange Ratio" shall be equal to the Per Share Amount as determined above divided by the Average Price.

     (d) Cash Election. Subject to the immediately following sentence, each record holder of shares of Company Common Stock immediately prior to the Merger Effective Time shall be entitled to elect to receive Cash Consideration for all or any part of such Company Common Stock (a "Cash Election"). Notwithstanding the foregoing, the aggregate amount of Cash Consideration to be paid in the Merger shall be $1,015,000,000 (the "Cash Amount"). As used in this Agreement, the "Cash Election Number" shall mean the aggregate number of shares of Company Common Stock converted into the right to receive Cash Consideration in the Merger, which shall equal the Cash Amount divided by the Per Share Amount; provided that Newco reserves the right in its sole discretion to increase the Cash Election Number to more closely follow the actual elections of the Company's shareholders (but not to a number which is greater than the number of shares of Company Common Stock in respect of which a valid Cash Election has been made).

     (e) Cash Election Shares. If the aggregate number of shares of Company Common Stock covered by the Cash Elections (the "Cash Election Shares") exceeds the Cash Election Number, (1) the number of Cash Election Shares covered by each Form of Election (defined below) will be determined by multiplying the number of Cash Election Shares covered by such Form of Election by a fraction, the numerator of which is the Cash Election Number and the denominator of which is the number of Cash Election Shares, and (2) all Cash Election Shares not exchanged for Cash Consideration will be exchanged for the right to receive ADS Consideration (and cash in lieu of fractional shares in accordance with Section 2.3(e))

     (f) ADS Election. Subject to the immediately following sentence, each record holder of shares of Company Common Stock immediately prior to the Merger Effective Time shall be entitled to elect to receive ADS Consideration for all or any part of such holder's shares of Company Common Stock (an "ADS Election"). Notwithstanding the foregoing, the aggregate number of shares of Company Common Stock that may be converted into the right to receive ADS Consideration in the Merger (the "ADS Election Number") shall be the difference between the total number of shares of Company Common Stock issued and outstanding immediately prior to the Merger Effective Time and the Cash Election Number.

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     (g) ADS Election Shares. If the aggregate number of shares of Company
Common Stock covered by ADS Elections (the "ADS Election Shares") exceeds the ADS Election Number, (1) the number of ADS Election Shares covered by each Form of Election (defined below) to be exchanged for Cash Consideration will be determined by multiplying the number of ADS Election Shares covered by such Form of Election by a fraction, the numerator of which is the Cash Election Number less the number of Cash Election Shares and the denominator of which is the aggregate number of ADS Election Shares, and (2) all ADS Election Shares not exchanged for Cash Consideration will be exchanged for the right to receive ADS Consideration (and cash in lieu of fractional shares in accordance with Section 2.3(e)).

     (h) Mixed Election. Subject to the immediately following sentence, each record holder of shares of Company Common Stock immediately prior to the Merger Effective Time shall be entitled to elect to receive ADS Consideration for part of such holder's shares of Company Common Stock and Cash Consideration for the remaining part of such holder's shares of Company Common Stock (the "Mixed Election" and, collectively with ADS Election and Cash Election, the "Election"). With respect to each holder of Company Common Stock who makes a Mixed Election, the shares of Company Common Stock such holder elects to be converted into the right to receive Cash Consideration shall be treated as Cash Election Shares for purposes of the provisions contained in Sections 2.2(d) and
(e), and the shares such holder elects to be converted into the right to receive ADS Consideration shall be treated as ADS Election Shares for purposes of the provisions contained in Sections 2.2(f) and (g).

     (i) Non-Election Shares. Shares of Company Common Stock in respect of which a timely and properly completed election has not been made (the "Non-Election Shares") shall be deemed by Newco to be Cash Election Shares or ADS Election Shares, as Newco shall determine.

     Section 2.3 Exchange of Certificates.

     (a) Scheme Exchange. The exchange of certificates representing Parent Ordinary Shares and Parent ADRs in the Scheme shall occur substantially in accordance with the provisions of Exhibit A hereto.

     (b) Appointment of ADR Depositary for Merger Exchange. As of the Merger Effective Time, Newco and Merger Sub will enter into an agreement ("ADR Depositary Agreement") with Newco's United States Depositary (the "ADR Depositary"), which will provide that Newco or Merger Sub will deposit with the ADR Depositary as of the Merger Effective Time, for the benefit of the holders of shares of Company Common Stock for exchange in accordance with this Article II, through the ADR Depositary, cash equal to the sum of the total aggregate Cash Consideration and the number of Newco Ordinary Shares represented by the Newco ADSs to be issued in the Merger (such cash and such Newco ADSs, together with any dividends or distributions with respect thereto with a record date after the Merger Effective Time and any cash payable in lieu of any fractional Newco ADSs, being hereinafter referred to as the "Exchange Fund") pursuant to
Section 2.2 in exchange for outstanding shares of the Company Common Stock.

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



     (c) Merger Exchange Procedures.

          (i) Not more than 90 days nor fewer than 30 days prior to the Closing Date, the ADR Depositary will mail a form of election (the "Form of Election") to holders of record of shares of Company Common Stock (as of a record date as close as practicable to the date of mailing and mutually agreed to by the Company, Newco and Parent). In addition, the ADR Depositary will use its best efforts to make the Form of Election available to the persons (as defined in Section 2.3(g)) who become shareholders of the Company during the period between such record date and the Closing Date. Any election to receive Merger Consideration contemplated by Section 2.2(c) will have been properly made only if the ADR Depositary shall have received at its designated office or offices, by 5:00 p.m., New York City time, on the fifth business day immediately preceding the Closing Date (the "Election Deadline"), a Form of Election properly completed and accompanied by a Company Share Certificate ("Certificate(s)") for the shares to which such Form of Election relates, duly endorsed in blank or otherwise acceptable for transfer on the books of the Company (or an appropriate guarantee of delivery), as set forth in such Form of Election. An election may be revoked only by written notice received by the ADR Depositary prior to 5:00 p.m., New York City time, on the Election Deadline. In addition, all elections shall automatically be revoked if the ADR Depositary is notified in writing by Newco, Parent and the Company that the Merger has been abandoned. If an election is so revoked, the Certificate(s) (or guarantee of delivery, as appropriate) to which such election relates will be promptly returned to the person submitting the same to the ADR Depositary. Newco shall have the discretion, which it may delegate in whole or in part to the ADR Depositary, to determine whether Forms of Election have been properly completed, signed and submitted or revoked pursuant to this Article II, and to disregard immaterial defects in Forms of Election. The decision of Newco (or the ADR Depositary) in such matters shall be conclusive and binding.

          (ii) As soon as reasonably practicable after the Merger Effective Time, the ADR Depositary will mail to each holder of record of a Certificate, whose shares of the Company Common Stock (the "Shares") were converted into the right to receive Merger Consideration and who failed to return a properly completed Form of Election, (i) a letter of transmittal (which will specify that delivery will be effected, and risk of loss and title to the Certificates will pass, only upon delivery of the Certificates to the ADR Depositary and will be in such form and have such other provisions as Newco, Parent and the Company may specify consistent with this Agreement) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration determined by Newco pursuant to Section 2.2(i).

          (iii) At the Merger Effective Time, with respect to properly made elections in accordance with Section 2.3(c)(i), and upon surrender in accordance with Section 2.3(c)(ii) of a Certificate for cancellation to the ADR Depositary or to such other agent or agents as may be appointed by Newco, Parent and the Company, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the ADR Depositary, the holder of such Certificate will be entitled to receive in exchange therefor the Merger Consideration that such holder has the right to receive pursuant to the provisions of this Article II, and the Certificate so surrendered will forthwith be canceled. In the event of a transfer of ownership of Shares that are not registered in the transfer records of the Company, payment may be issued to a person other than the person in whose name the Certificate so surrendered is registered if such Certificate is properly endorsed or otherwise in proper form for transfer and the person requesting such issuance pays any transfer or other taxes required by reason of such payment to a person other than the registered holder of such Certificate or establishes to the satisfaction of Newco, Parent and the Company that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.3, each Certificate will be deemed at any time after the Merger Effective Time to represent only the right to receive upon such surrender the Merger Consideration that the holder thereof has the right to receive in respect of such Certificate pursuant to the provisions of this Article II. No interest will be paid or will accrue on any cash payable to holders of Certificates pursuant to the provisions of this Article II.

     (d) Distributions with Respect to Unexchanged Shares. No dividends or other distributions with respect to the Newco ADSs with a record date after the Merger Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the Newco ADSs represented thereby, and no cash payment in lieu of any fractional shares shall be paid to any such holder pursuant to Section 2.3(e), and all such dividends, other distributions and cash in lieu of fractional Newco ADSs shall be paid by Newco to the ADR Depositary and shall be included in the Exchange Fund, in each case until the surrender of such Certificate in accordance with this Article II. Subject to the effect of unclaimed property, escheat and other applicable laws, following surrender of any such Certificate, there shall be paid to the holder of the Certificate representing whole Newco ADSs issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional Newco ADS to which such holder is entitled pursuant to Section 2.3(e) and the amount of dividends or other distributions with a record date after the Merger Effective Time theretofore paid with respect to such whole Newco ADSs and
(ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Merger Effective Time but prior to such surrender and with a payment date subsequent to such surrender payable with respect to such whole Newco ADSs. Newco shall make available to the ADR Depositary cash for the foregoing purposes.

     (e) No Fractional Securities. No Newco Certificates or scrip representing fractional Newco ADSs shall be issued upon the surrender for exchange of Certificates, and such fractional shares shall not entitle the owner thereof to vote or to any other rights of a holder of Newco ADSs or Newco Ordinary Shares. A holder of Shares converted in the Merger who would otherwise have been entitled to a fractional Newco ADS shall be entitled to receive a cash payment (without interest) in lieu of such fractional share in an amount determined by multiplying (i) the fractional share interest to which such holder would otherwise be entitled by (ii) the closing price per Parent ADS as reported on the NYSE Composite Transaction Tape on the Closing Date.

     (f) No Further Ownership Rights in Company Common Stock. All Newco ADSs issued upon the surrender for exchange of Certificates in accordance with the terms of this Article II (including any cash paid pursuant to this Article II) shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to the Shares theretofore represented by such Certificates, subject, however, to any obligation of Newco or the Surviving Entity to pay any dividends or make any other distributions with a record date prior to the Merger Effective Time which may have been authorized or made with respect to shares of Company Common Stock that remain unpaid at the Merger Effective Time, and there shall be no further registration of transfers on the stock transfer books of the Surviving Entity of shares of Company Common Stock that were outstanding immediately prior to the Merger Effective Time. If, after the Merger Effective Time, Certificates are presented to Newco, the Surviving Entity or the ADR Depositary for any reason, they shall be cancelled and exchanged as provided in this Section 2.3, except as otherwise provided by law.

     (g) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of the Certificates for six months after the Merger Effective Time shall be delivered by the ADR Depositary to Newco, and any holders of the Certificates who have not theretofore complied with this
Article II shall thereafter look only to Newco for payment of their claim for such Newco ADSs or funds to which such holder may be due, subject to applicable law. None of Newco, Parent, the Company, the Surviving Entity or the ADR Depositary shall be liable to any person (as defined below) in respect of any such Newco ADSs or funds from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. As used in this Agreement, the term "person" shall mean any natural person, corporation, general or limited partnership, limited liability company, joint venture, trust, association or entity of any kind.

     (h) Investment of Exchange Fund. The ADR Depositary will invest any cash included in the Exchange Fund, as directed by Newco, on a daily basis. Any interest and other income resulting from such investments will be paid to Newco.

     (i) Lost Certificates. If any Certificate is lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Newco or the Surviving Entity, as the case may be, the posting by such person of a bond in such reasonable amount as Newco or the Surviving Entity, as the case may be, may direct as indemnity against any claim that may be made against it with respect to such Certificate, the ADR Depositary will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration and, if applicable, any cash in lieu of fractional shares, and unpaid dividends and distributions on Newco ADSs, pursuant to this Agreement.

     (j) Certain Adjustments. If, after the date hereof and on or prior to the Closing Date, the outstanding Parent Ordinary Shares or Parent ADSs shall be changed into a different number of shares by reason of any reclassification, recapitalization, issue by capitalization of reserves, split-up, combination, exchange of shares or rights issue, or any dividend payable in stock or other securities is declared thereon with a record date within such period, or any similar event shall occur, the Merger Consideration will be adjusted accordingly to provide to the holders of the Company Common Stock, the same economic effect as contemplated by this Agreement prior to such reclassification, recapitalization, issue by capitalization of reserves, split-up, combination, exchange, rights issue or dividend or similar event.

     (k) Withholding Rights. Each of the Surviving Entity and Newco shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of the Company Common Stock such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law, other than Conveyance Taxes (as defined in Section 7.14). To the extent that amounts are so withheld by the Surviving Entity or Newco, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of the Company Common Stock in respect of which such deduction and withholding was made by the Surviving Entity or Newco, as the case may be.

                                   ARTICLE III

                                   THE CLOSING

     Section 3.1 Closing. The closing of the Merger (the "Closing") shall take place at the offices of LeBoeuf, Lamb, Greene & MacRae, L.L.P., 125 West 55th Street, New York, New York 10019 at 10:00 A.M., local time, on the business day that is no later than the first business day that is forty days following the date on which the last of the conditions set forth in Article VIII hereof (other than the condition set forth in Section 8.2(h)) is fulfilled or waived and which is also after, but no more than seven days after, the condition set forth in
Section 8.2(h) hereof is fulfilled or waived, or at such other time, date and place as the Company, Newco and Parent shall mutually agree (the "Closing Date").

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to Parent, Newco and Merger Sub as follows:

     Section 4.1 Organization and Qualification. Except as set forth in Section
4.1 of the schedule delivered by the Company on the date hereof (the "Company Disclosure Schedule"), the Company and each Company Subsidiary (as defined below) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has all requisite power and authority, and has been duly authorized by all necessary approvals and orders to own, lease and operate its assets and properties to the extent owned, leased and operated and to carry on its business as it is now being conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its assets and properties makes such qualification necessary other than in such jurisdictions where the failure so to qualify could not reasonably be expected to have a material adverse effect on the business, assets, condition (financial or otherwise), current or reasonably anticipated future results of operations (measured by net income plus the after-tax effect of the Master Restructuring Agreement amortization as reported in the most recent Company Financial Statement (as defined in Section 4.5)) of the Company and the Company Subsidiaries taken as a whole, other than effects resulting from execution of this Agreement or affecting the electric utility business in the United States generally or the specific matters set forth in Section 4.1 of the Company Disclosure Schedule, or on the Company's ability to consummate the Merger (a "Company Material Adverse Effect"). As used in this Agreement, (a) the term "Subsidiary" of a person shall mean any corporation or other entity (including partnerships and other business associations) of which at least a majority of the voting power represented by the outstanding capital stock or other voting securities or interests having voting power under ordinary circumstances to elect directors or similar members of the governing body of such corporation or entity shall at the time be held or owned, directly or indirectly, by such person, and (b) the term "Company Subsidiary" shall mean a Subsidiary of the Company.

     Section 4.2 Subsidiaries. (a) Section 4.2(a) of the Company Disclosure Schedule sets forth a list as of the date hereof of (i) all of the Company Subsidiaries and (ii) all Company Associates and a list of any existing agreements requiring the Company or any of Company Subsidiaries to make any additional material investment in, or material loan or capital contribution to, or guarantee any material obligation of, such Company Associates. For purposes of this Agreement, "Company Associates" shall mean any corporation or other entity (including partnerships and other business associations) that is not a Company Subsidiary, in which the Company and/or one or more of its Subsidiaries, directly or indirectly, owns an equity interest (other than investments in the ordinary course of business in publicly-traded companies which constitute less than 5% of the outstanding voting securities of such entity).

     (b) Except as set forth in Section 4.2(b) of the Company Disclosure Schedule, all of the issued and outstanding shares of capital stock of each Company Subsidiary are validly issued, fully paid, nonassessable and free of preemptive rights, and are owned, directly or indirectly, by Company free and clear of any liens, claims, encumbrances, security interests, charges and options of any nature whatsoever and there are no outstanding subscriptions, options, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating any such Company Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of its capital stock or obligating it to grant, extend or enter into any such agreement or commitment.

     Section 4.3 Capitalization. As of the date hereof, the authorized capital stock of the Company consists of 300,000,000 shares of Company Common Stock, and 50,000,000 shares of Preferred Stock, par value $0.01 per share (the "Company Preferred Stock"). At the close of business on September 1, 2000, (i) approximately 160,239,983 shares of Company Common Stock were issued and outstanding, (ii) no shares of Company Preferred Stock were issued and outstanding, and (iii) no bonds, debentures, notes or other indebtedness having the right to vote (or convertible into securities having the right to vote) on any matters on which shareholders may vote ("Voting Debt"), were issued or outstanding. As of the date hereof, all outstanding shares of Company Common Stock are validly issued, fully paid and nonassessable and are not subject to preemptive rights. As of the Closing Date, all outstanding shares of Company Common Stock will be validly issued, fully paid and nonassessable and will not be subject to preemptive rights. As of the date of this Agreement, except as set forth in Section 4.3(a) of the Company Disclosure Schedule or pursuant to this Agreement, there are no options, warrants, calls, rights, commitments or agreements of any character to which the Company or any material Company Subsidiary is a party or by which it is bound obligating the Company or any material Company Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or any Voting Debt of the Company or any material Company Subsidiary or obligating the Company or any material Company Subsidiary to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. Except as set forth in Section 4.3(b) of the Company Disclosure Schedule, at the Merger Effective Time, there will be no option, warrant, call, right, commitment or agreement obligating the Company or any material Company Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, any shares of capital stock or any Voting Debt of the Company or any material Company Subsidiary, or obligating the Company or any material Company Subsidiary to grant, extend or enter into any such option, warrant, call, right, commitment or agreement.

     Section 4.4 Authority; Non-Contravention; Statutory Approvals; Compliance.

     (a) Authority. The Company has all requisite power and authority to enter into this Agreement and, subject to the receipt of Company Shareholders' Approval (as defined in Section 4.14) and Company Required Statutory Approvals (as defined in Section 4.4(c)), to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject to obtaining Company Shareholders' Approval. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery hereof by the other signatories hereto, constitutes the valid and binding obligation of the Company enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting or relating to the enforcement of creditors rights generally or general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity).

     (b) Non-Contravention. Except as set forth in Section 4.4(b) of the Company Disclosure Schedule, the execution and delivery of this Agreement by the Company does not, and the consummation of the transactions contemplated hereby shall not, in any respect, violate, conflict with or result in a breach of any provision of, or constitute a default (with or without notice or lapse of time or both) under, or result in the termination or modification of, or accelerate the performance required by, or result in a right of termination, cancellation or acceleration of any obligation or the loss of a benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or any of the Company Subsidiaries (any such violation, conflict, breach, default, right of termination, modification, cancellation or acceleration, loss or creation, is referred to herein as a "Violation" with respect to the Company and such term when used in Article V has a correlative meaning with respect to Parent) pursuant to any provisions of (i) the charters, by-laws or similar governing documents of the Company or any of the Company Subsidiaries, (ii) subject to obtaining the Company Required Statutory Approvals and the receipt of the Company Shareholders' Approval, any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any Governmental Authority (as defined in Section 4.4(c)) applicable to the Company or any of the Company Subsidiaries or any of their respective properties or assets or (iii) subject to obtaining the third-party consents set forth in Section 4.4(b)(iii) of the Company Disclosure Schedule (the "Company Required Consents"), any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which the Company or any of the Company Subsidiaries is a party or by which they or any of their properties or assets may be bound or affected, except in the case of clause (ii) or (iii) above for any such Violation which could not reasonably be expected to have a Company Material Adverse Effect.

     (c) Statutory Approvals. No declaration, filing or registration with, or notice to or authorization, consent or approval of, any court, federal, state, local or foreign governmental or regulatory body (including a stock exchange or other self-regulatory body) or authority (each, a "Governmental Authority") is necessary for the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby except as described in Section 4.4(c) of the Company Disclosure Schedule (the "Company Required Statutory Approvals"). References in this Agreement to "obtaining" such Company Required Statutory Approvals shall mean making such declarations, filings or registrations, giving such notices, obtaining such authorizations, consents or approvals, and having such waiting periods expire as are necessary to avoid a violation of law.

     (d) Compliance. Except as set forth in Section 4.4(d), Section 4.7, Section 4.10, Section 4.11 and Section 4.12 of the Company Disclosure Schedule, or as disclosed in the Company SEC Reports (as defined in Section 4.5) filed prior to the date hereof, neither the Company nor any of the Company Subsidiaries is in violation of, is, to the Knowledge of the Company, under investigation with respect to any violation of, or has been given notice or been charged with any violation of, any law, statute, order, rule, regulation, ordinance or judgment (excluding Environmental Laws, compliance with which is the subject of Section 4.12) of any Governmental Authority, except for possible violations which individually or in the aggregate could not reasonably be expected to have a Company Material Adverse Effect. As used herein, "Knowledge" means the knowledge of the executive officers of the Company and Niagara Mohawk Power Corporation. Except as set forth in Section 4.4(d) and Section 4.12 of the Company Disclosure Schedule, or as expressly disclosed in the Company SEC Reports, the Company and the Company Subsidiaries have all permits, licenses, franchises and other governmental authorizations, consents and approvals (the "Licenses") necessary to conduct their businesses as presently conducted except such failures which individually or in the aggregate could not reasonably be expected to have a Company Material Adverse Effect. All such Licenses are in full force and effect, and there is no proceeding or investigation pending or, to the Knowledge of the Company, threatened that could reasonably be expected to lead to the revocation, amendment, failure to renew, limitation, suspension or restriction of any such License which action could reasonably be expected to have a Company Material Adverse Effect. Except as set forth in Sections 4.4(d), 4.7, 4.10 and 4.11 of the Company Disclosure Schedule, none of the Company or the Company Subsidiaries is in breach or violation of or in default in the performance or observance of any term or provision of, and no event has occurred which, with the lapse of time or action by a third party, could result in a default by the Company or any Company Subsidiary under (i) their respective charter or by-laws or (ii) any contract, commitment, agreement, indenture, mortgage, loan agreement, note, lease, bond, license, approval or other instrument to which it is a party or by which the Company or any Company Subsidiary is bound or to which any of their respective property is subject, except for possible violations, breaches or defaults which individually or in the aggregate could not reasonably be expected to have a Company Material Adverse Effect.

     Section 4.5 Reports and Financial Statements. Except as set forth in
Section 4.5 of the Company Disclosure Schedule, all material filings required to be made by the Company and the Company Subsidiaries since January 1, 1998 under the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Public Utility Holding Company Act (the "1935 Act"), the Federal Power Act (the "Power Act"), the Atomic Energy Act of 1954 (the "Atomic Energy Act"), the Communications Act of 1934, applicable state public utility laws and regulations or pursuant to the requirements of any other Governmental Authority have been filed with the SEC, the Federal Energy Regulatory Commission (the "FERC"), the Nuclear Regulatory Commission (the "NRC"), the Federal Communications Commission (the "FCC"), the Department of Energy (the "DOE"), or the appropriate state public utilities commission or such other appropriate Governmental Authority, as the case may be, including all forms, statements, reports, agreements (oral or written) and all documents, exhibits, amendments and supplements appertaining thereto, and complied, as of their respective dates or as of the date of any amendment thereto, in all material respects with all applicable requirements of the appropriate statutes and the rules and regulations thereunder. The Company has made available to Parent a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed with the SEC by the Company pursuant to the requirements of the Securities Act or Exchange Act since January 1, 1998 (as such documents have since the time of their filing been amended, the "Company SEC Reports"). Except as set forth in Section 4.5 of the Company Disclosure Schedule, as of their respective dates, the Company SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Except as set forth in Section 4.5 of the Company Disclosure Schedule, the audited consolidated financial statements and unaudited interim financial statements of the Company included in the Company SEC Reports (collectively, the "Company Financial Statements") have been prepared in accordance with U.S. generally accepted accounting principles ("U.S. GAAP") (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q of the SEC) and fairly present the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended, subject, in the case of the unaudited interim financial statements, to normal audit adjustments which will not be material in amount or effect. True, accurate and complete copies of the charter and by-laws of the Company, as in effect on the date hereof, are included (or incorporated by reference) in the Company SEC Reports.

     Section 4.6 Absence of Certain Changes or Events. Except as disclosed in the Company SEC Reports filed prior to the date hereof or as set forth in
Section 4.6 of the Company Disclosure Schedule, since December 31, 1999, the Company and each of the Company Subsidiaries have conducted their respective businesses only in the ordinary course of business consistent with past practice (other than with respect to the cessation of operations of non- material Company Subsidiaries) and there has not been (a) any change that has had or that could reasonably be expected to have a Company Material Adverse Effect, (b) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of the Company's outstanding capital stock (other than regular quarterly cash dividends in accordance with the Company's present dividend policy), (c) any split, combination or reclassification of any of its outstanding capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its outstanding capital stock,
(d) any entry by the Company or any of the Company Subsidiaries into any employment, severance, change-of-control, termination or similar agreement with any officer, director or other employee, or any increase in the severance or termination benefits payable to any director, officer or other employee of the Company or any of the Company Subsidiaries, other than any such agreement or increase made in the ordinary course of business consistent in process and amounts with past practice and any such agreement or increase offered pursuant to a collective bargaining agreement or arrangement described in Section 6.1(m),
(e) any increase in the compensation or benefits not described in subsection (d) above other than increases made in the ordinary course of business consistent in process and amounts with past practice and increases made pursuant to a collective bargaining agreement or arrangement described in Section 6.1(m), or
(f) any change in the method of accounting or policy used by the Company or any of the Company Subsidiaries and disclosed in the financial statements included in the Company SEC Reports.

     Section 4.7 Legal Proceedings. Except as disclosed in the Company SEC Reports filed prior to the date hereof or as set forth in Section 4.7, Section 4.9, Section 4.11 or Section 4.12 of the Company Disclosure Schedule, (a) there are no claims, suits, actions, proceedings or hearings before any court, governmental department, commission, agency, instrumentality or authority or any arbitrator, pending or, to the Knowledge of the Company, threatened, nor are there, to the Knowledge of the Company, any civil investigations, audits or reviews by any court, governmental department, commission, agency, instrumentality or authority or any arbitrator pending or threatened against, relating to or affecting the Company or any of the Company Subsidiaries which would have a Company Material Adverse Effect; (b) to the Knowledge of the Company, there are no criminal investigations by any court, governmental department, commission, agency, instrumentality or authority or any arbitrator pending or threatened against, relating to or affecting the Company or any of the Company Subsidiaries, (c) there have not been any significant developments since December 31, 1999 with respect to such disclosed claims, suits, actions, proceedings, hearings, investigations, audits or reviews that would have a Company Material Adverse Effect and (d) there are no judgments, decrees, injunctions, rules or orders of any court, governmental department, commission, agency, instrumentality or authority or any arbitrator applicable to the Company or any of the Company Subsidiaries except for such that could not reasonably be expected to have a Company Material Adverse Effect.

     Section 4.8 Information Supplied. (a) None of the information supplied or to be supplied by or on behalf of the Company for inclusion or incorporation by reference in (i) the registration statement on Form F-4 to be filed with the SEC by Newco in connection with the issuance of Newco ADSs in the Merger (the "Registration Statement") will, at the time the Registration Statement is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) the proxy statement included in the Registration Statement relating to the Company Meeting (as defined in Section 7.4(b)) to be held in connection with the Merger (the "Proxy Statement") and any other documents to be filed by the Company with the SEC (including, without limitation, under the 1935 Act) or any other Governmental Authority in connection with the Merger will, at the dates mailed to shareholders and at the times of such meetings, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement shall comply as to form in all material respects with the provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder.

     (b) The information supplied or to be supplied by the Company for inclusion in any filing by Newco or Parent with the SEC or the Financial Services Authority (the "U.K. Listing Authority") in respect of the Merger or Scheme (including, without limitation, the Class 1 circular to be issued to shareholders of Parent (the "Circular")), the listing particulars under Part IV of the Financial Services Act 1986 of the United Kingdom (the "FSA") relating to Newco Ordinary Shares (the "Listing Particulars") and the document, including an explanatory statement, to be sent to shareholders of Parent in connection with the Scheme (the "Scheme Document") (collectively with any amendments or supplements thereto, the "Parent Disclosure Documents") will not, at all relevant times, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and will be in accordance with the facts and will not omit anything likely to affect the import of such information.

     (c) Notwithstanding the foregoing provisions of this Section 4.8, no representation or warranty is made by the Company with respect to statements made or incorporated by reference in the Registration Statement, the Proxy Statement or the Parent Disclosure Documents based on information supplied by Parent, Newco or Merger Sub for inclusion or incorporation by reference therein.

     Section 4.9 Tax Matters.

     "Tax(es)," as used in this Agreement, means any federal, state, county, local or foreign taxes, charges, fees, levies, or other assessments, including all net income, gross income, sales and use, ad valorem, transfer, gains, profits, windfall profits, excise, franchise, real and personal property, gross receipts, capital stock, production, business and occupation, disability, employment, payroll, license, estimated, stamp, custom duties, severance or withholding taxes or other taxes or similar charges imposed by any Governmental Authority, whether imposed directly on a person or resulting under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise and includes any interest and penalties (civil or criminal) on or additions to any such taxes or in respect of a failure to comply with any requirement relating to any Tax Return and any expenses incurred in connection with the determination, settlement or litigation of any tax liability. "Tax Return," as used in this Agreement, means a report, return or other information supplied to a Governmental Authority with respect to Taxes including, where permitted or required, combined or consolidated returns for any group of entities that includes the Company or any of the Company Subsidiaries, on the one hand, or Parent or any of the Parent Subsidiaries (or Newco following the Scheme Effective Time), on the other hand. "Tax Rulings," as used in this Agreement, shall mean a written ruling of a taxing authority relating to Taxes. "Closing Agreement," as used in this Agreement, shall mean a written and legally binding agreement with a taxing authority relating to Taxes. "Foreign Person" as used in this Agreement, means any person other than a "United States person" as such term is defined in Code Section 7701(a)(30).

     Except as disclosed in Section 4.9 of the Company Disclosure Schedule:

     (a) Timely Filing of Tax Returns. The Company and each of the Company Subsidiaries have filed all material Tax Returns required to be filed by each of them under applicable law. All such Tax Returns were in all material respects (and, as to such Tax Returns not filed as of the date hereof, will be) true, complete and correct and filed on a timely basis (taking into account applicable extensions).

     (b) Payment of Taxes. The Company and each of the Company Subsidiaries have, within the time and in the manner prescribed by law, paid (and until the Closing Date will pay within the time and in the manner prescribed by law) all material Taxes that are currently due and payable, except for those Taxes contested in good faith.

     (c) Tax Liens. There are no material Tax liens upon the assets of the Company or any of the Company Subsidiaries except liens for Taxes not yet due or for Taxes which are being contested in good faith.

     (d) Extensions of Time for Filing Tax Returns. Except with respect to Tax Returns related to real property Taxes, neither the Company nor any of the Company Subsidiaries has requested any extension of time within which to file any material Tax Return which Tax Return has not since been filed.

     (e) Waivers of Statute of Limitations. Except with respect to Tax Returns related to real property Taxes, neither the Company nor any of the Company Subsidiaries has executed any outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any material Taxes or material Tax Returns.

     (f) Expiration of Statute of Limitations. The statute of limitations for the assessment of all material Taxes has expired for all applicable material Tax Returns of the Company and each of the Company Subsidiaries or those Tax Returns have been examined by the appropriate taxing authorities for all periods through 1990, except with respect to Tax Returns that the statute of limitations has not expired solely by reason of the carryback of a net operating loss from an open Tax year and Tax Returns related to real property Taxes.

     (g) Audit, Administrative and Court Proceedings. No audits or other administrative proceedings or court proceedings are presently pending with regard to any material Taxes or material Tax Returns of the Company or any of the Company Subsidiaries and, to the Knowledge of the Company, no issue has been raised in writing by any taxing authority in connection with any material Tax or material Tax Return (a "Tax Controversy"), except with respect to Tax Controversies involving real property Taxes that could not, individually or in the aggregate, be reasonably expected to result in a Company Material Adverse Effect.

     (h) Availability of Tax Returns. Except with respect to Real Property Taxes, the Company and the Company Subsidiaries have made available to Parent complete and accurate copies, covering all open years, of (i) all material Tax Returns, and any amendments thereto, filed by the Company or any of the Company Subsidiaries, (ii) all material audit reports received from any taxing authority relating to any Tax Return filed by the Company or any of the Company Subsidiaries, including any proposed, asserted or assessed deficiencies for Taxes that have not been resolved and paid in full, (iii) any material Tax Rulings and material Closing Agreements entered into by the Company or any of the Company Subsidiaries with any taxing authority, and all powers of attorney currently in force granted by the Company or any of the Company Subsidiaries covering all years ending on or before the Closing Date, and (iv) any material agreements relating to the allocation or sharing of Taxes between or among the Company and any of the Company Subsidiaries.

     (i) Code Section 168. To the Knowledge of the Company, no property of the Company or any of the Company Subsidiaries is property that the Company or any such Subsidiary or any party to this transaction is or will be required to treat as being owned by another person pursuant to the provisions of Code Section 168(f)(8) (as in effect prior to its amendment by the Tax Reform Act of 1986).

     (j) Code Section 481 Adjustments. (i) Neither the Company nor any of the Company Subsidiaries is required to include in income on any Tax Return that has not been filed and made available to Parent any material adjustment pursuant to Code Section 481(a) (an "Accounting Method Adjustment") by reason of a voluntary change in accounting method initiated by the Company or any of the Company Subsidiaries and (ii) to the Knowledge of the Company, the Internal Revenue Service (the "IRS") has not proposed any such Accounting Method Adjustment with respect to any Tax Return that the statute of limitations for the assessment of all Taxes has not expired.

     (k) Indebtedness. No material indebtedness of the Company or any of the Company Subsidiaries is (i) "corporate acquisition indebtedness" within the meaning of Code Section 279(b) or (ii) exempt facility bonds described in Code
Section 142 or industrial development bonds described in Section 103 of the Internal Revenue Code of 1954, as amended, prior to the enactment of the Tax Reform Act of 1986.

     (l) Intercompany Transactions. Neither the Company nor any of the Company Subsidiaries has engaged in any intercompany transactions within the meaning of Treasury Regulations Section 1.1502-13 for which any material income or material gain will remain unrecognized as of the close of the last taxable year prior to the Closing Date.

     (m) Code Section 897(c). To the Knowledge of the Company, no Foreign Person owns within the meaning of Code Section 897 and the Treasury Regulations thereunder more than five percent (5%) of the Company Common Stock during the period described in Code Section 897(c)(1)(A)(ii).

     (n) Code Section 355(e). Neither the Company nor any of the Company Subsidiaries has constituted a "distributing corporation" in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (i) in the past 24-month period or (ii) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

     (o) Tax Basis. As of December 31, 1999, to the Knowledge of the Company, the aggregate tax basis of (i) the stock held, directly or indirectly, by the Company other than the stock of Niagara Mohawk Power Corporation and (ii) the property, plant and equipment held by Niagara Mohawk Power Corporation is not, taken together, greater than $4,400,000,000.

     (p) Neither the Company nor any of the Company subsidiaries has taken any action or has any Knowledge of any fact or circumstance that is reasonably likely to (i) prevent the Merger and the Scheme taken together from qualifying as a transaction described in Section 351 of the Code or (ii) cause the Merger to be subject to Code Section 367(a)(1).

     Section 4.10 Employee Matters; ERISA.

     (a) Each "employee benefit plan" (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), bonus, deferred compensation, share option or similar option, employment agreement, severance plan or similar option, plan, agreement or other written agreement relating to employment, compensation, employment benefits, and any other compensation or fringe benefits for employees, former employees, officers or directors of the Company or any Company Subsidiaries effective as of the date hereof or providing benefits as of the date hereof to current employees, former employees, officers, trustees, or directors of the Company or pursuant to which the Company or any of its Subsidiaries has or could reasonably be expected to have any liability (collectively, the "Company Employee Benefit Plans") is listed in Section 4.10(a) of the Company Disclosure Schedule (other than any such agreement with an individual who was never an officer or a director of the Company or any Company Subsidiary, if such agreement is not material when considered individually and would not be material if considered in the aggregate with all other such agreements with individuals who never were officers or directors of the Company or any Company Subsidiary), is in material compliance with applicable law except as set forth in Section 4.10(a) of the Company Disclosure Schedule, and has been administered and operated in all material respects in accordance with its terms. Each Company Employee Benefit Plan which is intended to be qualified within the meaning of Section 401(a) of the Code has received a favorable determination letter from the IRS as to such qualification and, to the Knowledge of the Company, no event has occurred and no condition exists which could reasonably be expected to result in the revocation of, or have any adverse effect on, any such determination.

     (b) Complete and correct copies of the following documents have been made available to Parent as of the date of this Agreement: (i) all Company Employee Benefit Plans and any related trust agreements, insurance contracts or other funding arrangements and any amendments to each, (ii) the most current summary plan descriptions of each Company Employee Benefit Plan subject to ERISA and any summary of material modifications issued since such summary plan descriptions,
(iii) the three most recent Form 5500s and Schedules thereto for each Company Employee Benefit Plan subject to such reporting, (iv) the most recent determination of the Internal Revenue Service with respect to the qualified status of each Company Employee Benefit Plan that is intended to qualify under
Section 401(a) of the Code, (v) the most recent accountings with respect to each Company Employee Benefit Plan funded through a trust or through a funding arrangement and (vi) the most recent actuarial report of the enrolled actuary of each Company Employee Benefit Plan with respect to which actuarial valuations are conducted.

     (c) Except as set forth in Section 4.10(c) of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary maintains or is obligated to provide benefits under any Company Employee Benefit Plan (other than as an incidental benefit under a Plan qualified under Section 401(a) of the
Code) which provides health or welfare benefits to retirees or other terminated employees other than benefit continuations as required pursuant to Section 601 of ERISA. Each Company Employee Benefit Plan subject to the requirements of
Section 601 of ERISA has been operated in material compliance therewith. Neither the Company nor any Company Subsidiaries have contributed to a nonconforming group health plan (as defined in Code Section 5000(c)). No person or entity other than the Company or a Company Subsidiary is, or has in the last five years been, considered to be within a controlled group with the Company or any Company Subsidiary or under common control with the Company or a Company Subsidiary within the meaning of Section 414 of the Code or Section 4001 of ERISA.

     (d) Except as set forth in Section 4.10(d) of the Company Disclosure Schedule, each Company Employee Benefit Plan covers only employees who are employed by the Company or a Company Subsidiary (or former employees or beneficiaries with respect to service with the Company or a Company Subsidiary).

     (e) Except as set forth in Section 4.10(e) of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary, within the five-year period preceding the date of this Agreement, at any time contributed to any "multiemployer plan," as that term is defined in Section 4001 of ERISA. Neither the Company nor any Company Subsidiary is subject to "withdrawal liability" as that term is defined in Part I, Subtitle E, Title IV, of ERISA and if the Company or any Company Subsidiary were to withdraw from a "multiemployer plan" at the Merger Effective Time, neither the Company, nor any Company Subsidiary would have any "withdrawal liability" as that term is defined in Part I, Subtitle E, Title IV, of ERISA.

     (f) No event has occurred, and there exists no condition or set of circumstances in connection with any Company Employee Benefit Plan, under which the Company or any Company Subsidiary, directly or indirectly (through any indemnification agreement or otherwise), is likely to be liable under Section 409 of ERISA, Section 502(i) of ERISA, Title IV of ERISA or Section 4975 of the Code.

     (g) Neither the Company nor any ERISA Affiliate has incurred any liability to the Pension Benefit Guaranty Corporation (the "PBGC") under Section 302(c)(ii), 4062, 4063, 4064 or 4069 of ERISA, or otherwise that has not been satisfied in full and no event or condition exists or has existed which could reasonably be expected to result in any such material liability. No "reportable event" within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived or extended has occurred with respect to any Company Employee Benefit Plan that is a defined benefit plan under
Section 3(35) of ERISA within the 12-month period ending on the date hereof.

     (h) Except as set forth in Section 4.10(h) of the Company Disclosure Schedule, no employer securities, employer real property or other employer property is included in the assets of any Company Employee Benefit Plan.

     (i) Full payment has been made of all material amounts which the Company or any Company Subsidiary was required under the terms of the Company Employee Benefit Plans to have paid as contributions to such plans on or prior to the Merger Effective Time (excluding any amounts not yet due) and no Company Employee Benefit Plan which is subject to Part III of Subtitle B of Title I of ERISA has incurred any "accumulated funding deficiency" within the meaning of
Section 302 of ERISA or Section 412 of the Code, whether or not waived.

     (j) Except as set forth in Section 4.10(j) of the Company Disclosure Schedule, no amounts payable under any Company Employee Benefit Plan or other agreement, contract, or arrangement, as a result of or in connection with the Merger, is expected to fail to be deductible for federal income tax purposes by virtue of Section 280G or Section 162(m) of the Code.

     Section 4.11 Labor and Employee Relations. As of the date hereof, except as disclosed in Section 4.11(a) of the Company Disclosure Schedule or in the Company SEC Reports, (i) neither the Company nor any of the Company Subsidiaries is a party to any collective bargaining agreement or other labor agreement with any union or labor organization and (ii) to the Knowledge of the Company or any Company Subsidiary, there is no current union representation question involving employees of the Company or any of the Company Subsidiaries, nor does the Company or any Company Subsidiary have Knowledge of any activity or proceeding of any labor organization (or representative thereof) or employee group to organize any such employees. The Company has delivered or otherwise made available to Parent true, correct and complete copies of the collective bargaining agreements listed in Section 4.11 of the Company Disclosure Schedule, together with all amendments, modifications or supplements thereto. Except as disclosed in Section 4.11(a) of the Company Disclosure Schedule or in the Company SEC Reports filed prior to the date hereof, there is no unfair labor practice, employment discrimination or other material grievance, arbitration, claim, suit, action, proceeding or employment related complaint against the Company or any of the Company Subsidiaries pending, or to the Knowledge of the Company or any Company Subsidiary, threatened against or affecting the Company or any Company Subsidiary before any court, governmental department, commission, agency, instrumentality or authority or any arbitrator, (b) there is no strike, lockout or dispute, slowdown or work stoppage pending or, to the Knowledge of the Company or any Company Subsidiary, threatened against or involving the Company or any Company Subsidiary, and (c) there is no proceeding, claim, suit, action or governmental investigation pending or, to the Knowledge of the Company, threatened in respect of which any director, officer, employee or agent of the Company or any Company Subsidiary is or may be entitled to claim indemnification from the Company or such Company Subsidiary pursuant to their respective charters or by-laws or as provided in the indemnification agreements listed in Section 4.11(c) of the Company Disclosure Schedule. Except as set forth in Section 4.11(a) of the Company Disclosure Schedule, to the Knowledge of the Company and each Company Subsidiary, the Company and each such Company Subsidiary are in material compliance with any and all laws in any relevant jurisdiction, including common law, all applicable federal, state and local laws with respect to employment practices, labor relations, safety and health regulations and mass layoffs and plant closings.

     Section 4.12 Environmental Protection.

     (a) Except as set forth in Section 4.12 of the Company Disclosure Schedule or in the Company SEC Reports filed prior to the date hereof:

          (i) Compliance. The Company and each of the Company Subsidiaries has been and is in compliance with all applicable Environmental Laws (as defined in Section 4.12(d)(ii)) except where the failure to so comply would not in the aggregate have a Company Material Adverse Effect, and neither the Company nor any of the Company Subsidiaries has received any communication (written or oral) from any person or Governmental Authority that alleges that the Company or any of the Company Subsidiaries is not in such compliance with applicable Environmental Laws, except as would not in the aggregate have a Company Material Adverse Effect. To the Knowledge of the Company and the Company Subsidiaries, compliance with all applicable Environmental Laws will not require the Company or any Company Subsidiary to incur additional costs over the next five years, beyond those currently recorded or budgeted for the five Company fiscal years beginning with January 1, 2000, including, but not limited to, (i) the costs of pollution prevention or control equipment that are known or anticipated to be required over the next five years; and (ii) investigatory, removal, remediation or response costs or investigatory, removal, remediation or response costs known to be required over the next five years, in each case, both on-site and off-site, except for such additional costs that reasonably would not be expected to result in the aggregate in a Company Material Adverse Effect.

          (ii) Environmental Permits. The Company and each of the Company Subsidiaries has obtained or has applied for all environmental, health and safety permits and governmental authorizations, consents or licenses (collectively, the "Environmental Permits") necessary for their operations as presently conducted, and all such Environmental Permits are in good standing or, where applicable, a renewal application has been timely filed and is pending before the appropriate Governmental Authority, except for such Environmental Permits that would not reasonably be expected in the aggregate to have a Company Material Adverse Effect. The Company and the Company Subsidiaries are in compliance with all terms and conditions of the Environmental Permits, except where the failure to so comply could not in the aggregate reasonably be expected to have a Company Material Adverse Effect.

          (iii) Environmental Claims. There are no written Environmental Claims (as defined in Section 4.12(d)(i)) or, to the knowledge of the Company's environmental, health and safety managers, facts or circumstances which are reasonably likely to result in any Environmental Claim which would have in the aggregate a Company Material Adverse Effect pending (A) against the Company or any of the Company Subsidiaries, (B) against any person or entity whose liability for any such Environmental Claim, the Company or any of the Company Subsidiaries has retained or assumed either contractually or by operation of Environmental Law, or (C) against any real or personal property, facility or operations which the Company or any of the Company Subsidiaries owns, leases, occupies, uses or manages or has formerly owned, leased, occupied, used or managed, in whole or in part.

          (iv) Releases. To the knowledge of the Company's environmental, health and safety managers, there are no Releases (as defined in Section 4.12(d)(iv)) of any Hazardous Material (as defined in Section 4.12(d)(iii)) that would be reasonably likely to result in any Environmental Claim against the Company or any of the Company Subsidiaries, or against any person or entity whose liability for any Environmental Claim, the Company or any of the Company Subsidiaries has or may have retained or assumed either contractually or by operation of Environmental Law, except for any Environmental Claims which could not reasonably be expected to have in the aggregate a Company Material Adverse Effect.

          (v) Predecessors. To the knowledge of the Company's environmental, health and safety managers, there are no pending or threatened Environmental Claims or facts or circumstances which are reasonably likely to result in any Environmental Claim with respect to any known predecessor of the Company or any of the Company Subsidiaries which would have in the aggregate a Company Material Adverse Effect.

     (b) Except as would not have in the aggregate a Company Material Adverse Effect, the Company has provided or otherwise made available to Parent: (i) copies of all material Environmental Permits, as well as material environmental compliance reports, audits, studies, assessments, complaints, notices of violations, orders or information requests (collectively, "Environmental Documents") received by or conducted or prepared by or on behalf of the Company or any of the Company Subsidiaries relating to the business, operations, facilities or properties currently or formerly owned, leased, managed, occupied, used or otherwise controlled by the Company or any of the Company Subsidiaries; and (ii) based on records in the possession or the control of the Company or any of the Company Subsidiaries, a complete list of all material Hazardous Materials used, stored or generated in the course of the Company's or any of the Company Subsidiaries' business or operations and all off-site Hazardous Materials treatment, storage or disposal facilities used by the Company or any of the Company Subsidiaries.

     (c) Notwithstanding any other representations and warranty in this Article IV, the representations and warranties contained in this Section 4.12 constitute the sole representations and warranties of the Company with respect to any Environmental Law, Environmental Permit, Environmental Claim, Releases or Hazardous Material.

     (d) Definitions. As used in this Agreement:

          (i) "Environmental Claim" means any and all administrative, regulatory or judicial actions (whether civil or criminal), suits, demands, demand letters, directives, claims, liens, investigations, proceedings or written notices of noncompliance or violation by any person or entity (including any Governmental Authority), alleging potential liability (including, without limitation, potential responsibility or liability for enforcement, investigatory costs, cleanup costs, governmental response costs, removal costs, remedial costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on or resulting from
     (A) the presence, Release or threatened Release into the environment of any Hazardous Materials at any location, whether or not owned, operated, leased or managed by the Company or any of the Company Subsidiaries (for purposes of this Section 4.12) or by Parent or any of the Parent Subsidiaries (for purposes of Section 5.9),(B) circumstances forming the basis of any violation or alleged violation of any Environmental Law or (C) any and all claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence or Release of any Hazardous Materials.

          (ii) "Environmental Laws" means any and all laws in any relevant jurisdiction, including common law, all applicable federal, state and local laws, codes, ordinances, directives, orders, rules and regulations and binding administrative or judicial interpretations thereof relating to pollution, the environment (including, without limitation, ambient air, water (including groundwater and drinking water, land surface or subsurface strata), natural resources as well as protection of human health and safety from exposure to Hazardous Materials, including without limitation, laws and regulations relating to Releases or threatened Releases of Hazardous Materials, remedial cleanup or otherwise relating to the manufacture, generation processing, distribution, use, treatment, storage, disposal, deposit, transport or handling of Hazardous Materials.

          (iii) "Hazardous Materials" means (A) any petroleum or petroleum products, oil, coal ash, radioactive materials, coal tar or other forms of MGP waste or by-products, radon gas, asbestos in any form that is or could become friable, urea formaldehyde, foam insulation, lead-based paint and any materials, transformers or other equipment that contain dielectric fluid containing regulated concentrations of polychlorinated biphenyls ("PCBs"), (B) any chemicals, materials or substances which exhibit the characteristics of or are now defined as or included in the definitions of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "contaminants", "toxic pollutants," or words of similar import under any Environmental Law and (C) any other chemical, material, substance or waste, exposure to which is now prohibited, limited or regulated under any applicable Environmental Law or harm from which would be actionable under any Environmental Law.

          (iv) "Release" means any release, spill, emission, leaking, injection, deposit, disposal, discharge, dispersal, leaching or migration into the atmosphere, soil, water (including groundwater) or property and related improvements.

     Section 4.13 Regulation as a Utility. (a) The Company is a public utility holding company exempt under Section 3(a)(1) from all provisions of the 1935 Act except Section 9(a)(2) thereof. Section 4.13 of the Company Disclosure Schedule lists the subsidiaries of the Company that are "public utility companies" within the meaning of Section 2(a)(5) of the 1935 Act and lists the jurisdictions where each such Subsidiary is subject to regulation as a public utility company or public service company. Except as set forth above and as set forth in Section
4.13 of the Company Disclosure Schedule, neither the Company nor any "subsidiary company" or "affiliate" of the Company is subject to regulation as a public utility or public service company (or similar designation) by the Federal government of the United States, any state in the United States or any political subdivision thereof, or any foreign country.

     (b) As used in this Section 4.13, the terms "subsidiary company" and "affiliate" shall have the respective meanings ascribed to them in Section 2(a)(8) and Section 2(a)(11), respectively, of the 1935 Act.

     Section 4.14 Vote Required. The approval of the Merger by the holders of a majority of the votes entitled to be cast by all holders of Company Common Stock (the "Company Shareholders' Approval") is the only vote of the holders of any class or series of the capital stock of the Company or any of the Company Subsidiaries required to approve this Agreement, the Merger and the other transactions contemplated hereby.

     Section 4.15 Opinion of Financial Advisor. The Company has received the opinion of Donaldson, Lufkin & Jenrette Securities Corporation, dated the date of this Agreement, to the effect that, as of such date, Merger Consideration is fair from a financial point of view to the holders of Company Common Stock.

     Section 4.16 Brokers. Except as relates to the services provided by Donaldson, Lufkin & Jenrette Securities Corporation as financial advisor to the Company, neither the Company nor any of its officers, directors or employees has employed any broker, or finder or incurred any liability for a finder's fee, brokerage commission or similar payment in connection with the transactions contemplated hereby.

     Section 4.17 Insurance. Except as set forth in Section 4.17 of the Company Disclosure Schedule, neither the Company nor any of the Company Subsidiaries has received any notice of cancellation or termination with respect to any material insurance policy of the Company or any of the Company Subsidiaries.

     Section 4.18 Intellectual Property. The Company and the Company Subsidiaries own or have adequate rights to use all trademarks, trade names, patents, service marks, brand marks, brand names, computer programs, databases, industrial designs and copyrights used in the operation of their business (collectively, the "Company Intellectual Property"), subject to such exceptions as to such ownership and restrictions on such rights as could not reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect. All of the Company Intellectual Property owned by the Company or one of the Company Subsidiaries is free and clear of any and all Encumbrances, subject to such exceptions as could not reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect, and neither the Company nor any of the Company Subsidiaries has forfeited or otherwise relinquished any Company Intellectual Property which forfeiture or relinquishment could reasonably be expected to have a Company Material Adverse Effect. To the Knowledge of the Company, the use of the Company Intellectual Property by the Company or the Company Subsidiaries does not infringe upon, violate or constitute a misappropriation of any right, title or interest in any intellectual property right (including, without limitation, any trademark, trade name, patent, service mark, brand mark, brand name, computer program, database, industrial design or copyright) of any other person, and neither the Company nor any of the Company Subsidiaries has received written notice of any claim or threatened claim that any of the Company Intellectual Property is invalid, infringes the asserted rights of any other person, and, to the Knowledge of the Company, the Company Intellectual Property owned by the Company has not been used or enforced or has failed to be used or enforced in a manner that would result in the abandonment, cancellation or unenforceability of any of such Company Intellectual Property, except for such infringements, violations, misappropriations, interferences, claims, invalidity, use, abandonments, cancellations or unenforceability that could not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

     Section 4.19 Nuclear Operations and NRC Actions. (a) The Company owns Nine Mile Point Nuclear Station Unit No. 1 and a 41% tenant-in-common interest in Nine Mile Point Nuclear Station Unit No. 2 (the "Company Nuclear Facilities"). Except as disclosed in the Company SEC Reports filed prior to the date hereof, the operations of the Company Nuclear Facilities are and have at all times been conducted in compliance with applicable health, safety, regulatory and other legal requirements, and no Company Nuclear Facility is in violation of any applicable health, safety, regulatory or other legal requirements applicable to the Company Nuclear Facilities, except for such failures to comply as could not in the aggregate be reasonably expected to have a Company Material Adverse Effect. The Company Nuclear Facilities maintain emergency plans designed to respond to an unplanned release therefrom of radioactive materials into the environment and liability insurance to the extent required by law, and such further insurance (other than liability insurance) as is consistent with the Company's view of the risks inherent in the operation of a nuclear power facility and with the general practices of the nuclear power industry.

     (b) Except as disclosed in the Company SEC Reports filed prior to the date hereof, neither the Company nor any of its Subsidiaries has been given written notice of or been charged with actual or potential violation of, or, to the Knowledge of the Company, is the subject of any ongoing proceeding, inquiry, special inspection, diagnostic evaluation or other NRC action of which the Company or any of its Subsidiaries has received notice under the Atomic Energy Act, any applicable regulations thereunder or the terms and conditions of any license granted to the Company or any of its Subsidiaries regarding the Company Nuclear Facilities that would have, or is reasonably likely to have, a Company Material Adverse Effect. No Company Nuclear Facility is, as of the date of this Agreement, on the List of Nuclear Power Plants Warranting Increased Regulatory Attention maintained by the NRC.

     Section 4.20 Ownership of Parent or Newco Common Stock. None of the Company or any of the Company Subsidiaries beneficially owns any Parent Ordinary Shares, Parent ADSs, Newco Ordinary Shares or Newco ADSs.

     Section 4.21 State Antitakeover Matters. Assuming the accuracy of the representation contained in Section 5.13, no "fair price," "moratorium," "business combination," "control share acquisition," or other form of anti-takeover statute or regulation under New York law is applicable to the Merger and other transactions contemplated hereby.

     Section 4.22 Commodity Derivatives and Credit Exposure Matters. Except as set forth in Section 4.22 of the Company Disclosure Schedule, as of September 1, 2000, the Company and the Company Subsidiaries do not in the aggregate have (qualified on a marked-to- market basis and calculated with respect to physical and financial positions exposure) (a) natural gas or electricity forward price exposure exceeding $1 million, (b) pipeline transportation (basis) exposure exceeding $1 million, or (c) credit exposures (which is unsecured and not backed by letters of credit or enforceable guarantees from A-rated credit providers) to any one counterparty that exceeds $1 million.

     Section 4.23 The Company Associates. The representations and warranties set forth (a) in Sections 4.4(b) and (c) are true and correct with regard to the Company Associates, and (b) in Sections 4.4(d), 4.6, 4.7, 4.10, 4.11 and 4.12 are, to the Knowledge of the Company, true and correct, as of the date hereof, with regard to the Company Associates.

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES
                         OF PARENT, NEWCO AND MERGER SUB

     Parent, Newco and Merger Sub represent and warrant to the Company as follows:

     Section 5.1 Organization and Qualification. (a) Except as set forth in
Section 5.1 of the schedule delivered by Parent on the date hereof (the "Parent Disclosure Schedule"), Parent and each of the Parent Subsidiaries (as defined below) is a corporation or other entity duly organized, validly existing and in good standing (with respect to jurisdictions that recognize the concept of good standing) under the laws of its jurisdiction of incorporation or organization, has all requisite power and authority, and has been duly authorized by all necessary approvals and orders to own, lease and operate its assets and properties to the extent owned, leased and operated and to carry on its business as it is now being conducted and is duly qualified and in good standing (with respect to jurisdictions that recognize the concept of good standing) to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its assets and properties makes such qualification necessary other than in such jurisdictions where the failure so to qualify could not reasonably be expected to have a Parent Material Adverse Effect (as defined in Section 5.3(b)). As used in this Agreement, the term "Parent Subsidiary" shall mean a Subsidiary of Parent.

     (b) Newco is a corporation duly organized and validly existing under the laws of England and Wales. Newco holds all of the issued and outstanding shares of capital stock of Merger Sub, which is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Newco and Merger Sub have been incorporated solely for the purposes of engaging in the transactions contemplated by this Agreement and have not conducted any other business prior to the date hereof and will not conduct any other business prior to the Closing Date except in connection with any activity related to the consummation of the Scheme or the Merger.

     Section 5.2 Capitalization. (a) As of the date hereof, the authorized share capital of Parent consists of 2,125,000,000 Parent Ordinary Shares and the Parent Special Share. At the close of business on September 1, 2000 (i) 1,484,609,903 Parent Ordinary Shares were issued and outstanding, (ii) one Parent Special Share was outstanding and (iii) except as set forth in Section
5.2 of the Parent Disclosure Schedule, no Voting Debt is issued or outstanding. All outstanding Parent Ordinary Shares are validly issued and fully paid and are not subject to preemptive rights, except as provided in Section 89 of the Companies Act of 1985 of the United Kingdom (the "Companies Act") and except as set forth in Section 5.2 of the Parent Disclosure Schedule. As of the date of this Agreement, except as set forth in Section 5.2 of the Parent Disclosure Schedule or pursuant to this Agreement and the employment, severance, deferred compensation or similar agreements that are maintained or contributed to as of the date of this Agreement (the "Parent Plans"), there are no options, warrants, calls, rights, commitments or agreements of any character to which Parent or any Parent Subsidiary is a party or by which it is bound obligating Parent or any Parent Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional capital or other shares or any Voting Debt securities of Parent or any Parent Subsidiary or obligating Parent or any Parent Subsidiary to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. Except as set forth in Section 5.2 of the Parent Disclosure Schedule, or other than in connection with the Parent Plans, after the Scheme Effective Time, there will be no option, warrant, call, right, commitment or agreement obligating Parent or any Parent Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, any capital or other shares or any Voting Debt of Parent or any Parent Subsidiary, or obligating Parent or any Parent Subsidiary to grant, extend or enter into any such option, warrant, call, right, commitment or agreement.

     (b) The authorized share capital of Newco consists of 100 ordinary shares ("Newco Original Ordinary Shares"), of which one share is issued and outstanding. Prior to the Scheme Effective Time, two Newco Original Ordinary Shares and 49,998 redeemable preference shares ("Newco Original Preference Shares") shall be issued and outstanding.

     (c) Prior to the Merger Effective Time, the authorized capital stock of Merger Sub will consist of 100 common shares, par value $0.10 per share, all of which will be issued and outstanding and owned by Newco. All such outstanding common shares will be duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights.

     Section 5.3 Authority; Non-Contravention; Statutory Approvals; Compliance.

     (a) Authority. Parent, Newco and Merger Sub have all requisite power and authority to enter into this Agreement and subject to the receipt of the Parent Required Statutory Approvals (as defined in Section 5.3(c)) and the Parent Shareholders' Approvals (as defined in Section 5.10), to consummate the Merger, the Scheme and related transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent, Newco and Merger Sub, subject to obtaining Parent Shareholders' Approvals. This Agreement has been duly and validly executed and delivered by Parent, Newco and Merger Sub and, assuming the due authorization, execution and delivery hereof by the other signatories hereto, constitutes the valid and binding obligation of Parent, Newco and Merger Sub enforceable against such parties in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting or relating to the enforcement of creditors rights generally or general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity).

     (b) Non-Contravention. Except as set forth in Section 5.3(b) of the Parent Disclosure Schedule, the execution and delivery of this Agreement by Parent, Newco and Merger Sub does not, and the consummation of the transactions contemplated hereby shall not, result in a Violation pursuant to any provisions of (i) the charter, by-laws or similar governing documents of Parent or any of the Parent Subsidiaries or Newco or Merger Sub, (ii) subject to obtaining Parent Required Statutory Approvals and the receipt of Parent Shareholders' Approvals, any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any Governmental Authority applicable to Parent or any of the Parent Subsidiaries or Newco or Merger Sub or any of their respective properties or assets or (iii) subject to obtaining the third- party consents set forth in Section 5.3(b) of the Parent Disclosure Schedule (the "Parent Required Consents"), any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which Parent or any of the Parent Subsidiaries or Newco or Merger Sub is a party or by which they or any of their respective properties or assets may be bound or affected, except in the case of clause (ii) or (iii) above for any such Violation which could not reasonably be expected to have a material adverse effect on the business, assets, condition (financial or otherwise), current or reasonably anticipated future results of operations of Parent and the Parent Subsidiaries, taken as a whole, or on Parent's ability to consummate the Merger (a "Parent Material Adverse Effect").

     (c) Statutory Approvals. No declaration, filing or registration with, or notice to or authorization, consent or approval of, any Governmental Authority is necessary for the execution and delivery of this Agreement by Parent, Newco and Merger Sub or the consummation by Parent, Newco and Merger Sub of the transactions contemplated hereby except as described in Section 5.3(c) of the Parent Disclosure Schedule (the "Parent Required Statutory Approvals"). References in this Agreement to "obtaining" such Parent Required Statutory Approvals shall mean making such declarations, filings or registrations, giving such notices, obtaining such authorizations, consents or approvals, and having such waiting periods expire as are necessary to avoid a violation of law.

     (d) Compliance. Except as set forth in Section 5.3(d), Section 5.6 and
Section 5.9 of the Parent Disclosure Schedule, or as disclosed in the Parent SEC Reports (as defined in Section 5.4) filed prior to the date hereof, neither Parent nor any of the Parent Subsidiaries is in violation of, is under investigation with respect to any violation of, or has been given notice or been charged with any violation of, any law, statute, order, rule, regulation, ordinance or judgment (excluding any applicable Environmental Laws, compliance with which is the subject of Section 5.9) of any Governmental Authority, except for possible violations which individually or in the aggregate could not reasonably be expected to have a Parent Material Adverse Effect. Except as set forth in Section 5.3(d) of the Parent Disclosure Schedule, or as expressly disclosed in the Parent SEC Reports or Parent Disclosure Documents, Parent and the Parent Subsidiaries have all permits, licenses, franchises and other governmental authorizations, consents and approvals necessary to conduct their businesses as presently conducted which are material to the operation of the businesses of Parent and the Parent Subsidiaries. Except as set forth in Section 5.3(d) of the Parent Disclosure Schedule, each of Parent and the Parent Subsidiaries is not in breach or violation of or in default in the performance or observance of any term or provision of, and no event has occurred which, with the lapse of time or action by a third party, could result in a default by Parent or any Parent Subsidiary under (i) their respective charters or by-laws or (ii) any contract, commitment, agreement, indenture, mortgage, loan agreement, note, lease, bond, license, approval or other instrument to which they are a party or by which Parent or any Parent Subsidiary is bound or to which any of their property is subject, except for possible violations, breaches or defaults which individually or in the aggregate could not reasonably be expected to have a Parent Material Adverse Effect.

     Section 5.4 Reports and Financial Statements. (a) All material filings required to be made by Parent and the Parent Subsidiaries since January 1, 1995 under the Securities Act, the Exchange Act, the 1935 Act, the Power Act, and applicable state public utility laws and regulations have been filed with the SEC, the FERC, the NRC, the FCC, the DOE or the appropriate state public utilities commission, as the case may be, including all forms, statements, reports, agreements (oral or written) and all documents, exhibits, amendments and supplements appertaining thereto, and complied, as of their respective dates, in all material respects with all applicable requirements of the appropriate statutes and the rules and regulations thereunder. Parent has made available to the Company a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed with the SEC by Parent pursuant to the requirements of the Securities Act or Exchange Act since October 7, 1999 (as such documents have since the time of their filing been amended, the "Parent SEC Reports"). As of their respective dates, the Parent SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim financial statements of Parent included in the Parent SEC Reports (collectively, the "Parent Financial Statements") complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted accounting principles in the United Kingdom applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements) and fairly present (subject, in the case of the unaudited interim financial statements, to normal, recurring year-end audit adjustments (which are not expected to be, individually or in the aggregate, materially adverse to Parent and Parent Subsidiaries taken as a whole)) the consolidated financial position of Parent and its consolidated subsidiaries as at the dates thereof and the consolidated results of operations and cash flows for the periods then ended. True, accurate and complete copies of the memorandum and articles of association of Parent, as in effect on the date hereof, are included (or incorporated by reference) in the Parent SEC Reports.

     (b) All material filings required to be made by Parent or any Parent Subsidiaries since March 31, 1996 in the United Kingdom under the Electricity Act 1989, have been filed with the Office of Gas and Electricity Markets ("OFGEM") or any other appropriate Governmental Authority, as the case may be, including all material forms, statements, reports, agreements and all material documents, exhibits, amendments and supplements appertaining thereto, including but not limited to all material rates, tariffs, franchises, service agreements and related documents, complied, as of their respective dates, in all material respects with all applicable requirements of the statute and the rules and regulations thereunder.

     Section 5.5 Absence of Certain Changes or Events. Except as disclosed in the Parent SEC Reports filed prior to the date hereof or as set forth in Section
5.5 of the Parent Disclosure Schedule, since March 31, 2000, Parent and each of the Parent Subsidiaries have conducted their business only in the ordinary course of business consistent with past practice and there has not been, and no fact or condition exists which has had or could reasonably be expected to have a Parent Material Adverse Effect.

     Section 5.6 Legal Proceedings. Except as disclosed in the Parent SEC Reports filed prior to the date hereof or as set forth in Section 5.6, Section
5.8 or Section 5.9 of the Parent Disclosure Schedule, (a) there are no claims, suits, actions or proceedings by any court, governmental department, commission, agency, instrumentality or authority or any arbitrator, pending or, to the knowledge of Parent, threatened, nor are there, to the knowledge of Parent, any investigations or reviews by any court, governmental department, commission, agency, instrumentality or authority or any arbitrator pending or threatened against, relating to or affecting Parent or any of the Parent Subsidiaries, which would have a Parent Material Adverse Effect, (b) there have not been any significant developments since March 31, 2000 with respect to such disclosed claims, suits, actions, proceedings, hearings, investigations, audits or reviews that would have a Parent Material Adverse Effect and (c) there are no judgments, decrees, injunctions, rules or orders of any court, governmental department, commission, agency, instrumentality or authority or any arbitrator applicable to Parent or any of the Parent Subsidiaries, except for such that could not reasonably be expected to have a Parent Material Adverse Effect.

     Section 5.7 Information Supplied. (a) The Parent Disclosure Documents (as defined in Section 4.8(b)) will, at all relevant times, include (i) all information relating to Parent, and information which is within the knowledge of each of the directors of Parent (or which it would be reasonable for them to obtain by making inquiries) or (ii) all information relating to Newco and information which is within the knowledge of each of the directors of Newco (or which it would be reasonable for them to obtain by making inquiries), which, in each case, is required to enable the Parent Disclosure Documents and the parties hereto to comply in all material respects with all United Kingdom statutory and other legal and regulatory provisions (including, without limitation, the Companies Act, the FSA, and the rules and regulations made thereunder, and the rules and requirements of the U.K. Listing Authority) and all such information contained in the Circular and Scheme Document will be in accordance with the facts and will not omit anything likely to affect the import of such information.

     (b) None of the information supplied or to be supplied by or on behalf of Parent, Newco or Merger Sub for inclusion or incorporation by reference in (i) the Registration Statement (as defined in Section 4.8(a)) will, at the time the Registration Statement is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) the Proxy Statement (as defined in Section 4.8(a)) will, at the dates mailed to the Company shareholders and at the times of the Company Meeting (as defined in Section 7.4(b)), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Registration Statement and the Proxy Statement included therein shall comply as to form in all material respects with the provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder.

     (c) Notwithstanding the foregoing provisions of this Section 5.7, no representation or warranty is made by Parent, Newco or Merger Sub with respect to statements made or incorporated by reference in the Registration Statement, the Proxy Statement or the Parent Disclosure Documents based on information supplied by the Company for inclusion or incorporation by reference therein or based on information which is not made in or incorporated by reference in such documents but which should have been disclosed pursuant to this Section 5.7.

     Section 5.8 Tax Matters.

     (a) Newco, Merger Sub, Parent and the Parent Subsidiaries have filed all material Tax Returns required to be filed by it, or requests for extensions to file such Tax Returns have been timely filed or granted and have not expired and all Tax Returns are complete and accurate in all material respects. Newco, Merger Sub, Parent and the Parent Subsidiaries have paid (or Parent, if applicable, has paid on their behalf) all Taxes shown as due on such Tax Returns. The most recent financial statements contained in the Parent SEC Reports reflect an adequate reserve for all Taxes payable by Parent and the Parent Subsidiaries for all taxable periods and portions thereof accrued through the date of such financial statements, and no deficiencies for any Taxes have been proposed, asserted or assessed against Newco, Merger Sub, Parent or any of the Parent Subsidiaries that are not adequately reserved for, except for inadequately reserved Taxes and inadequately reserved deficiencies that would not, individually or in the aggregate, have a Parent Material Adverse Effect. No requests for waivers of the time to assess any taxes against Newco, Merger Sub, Parent or any of the Parent Subsidiaries have been granted or are pending, except for requests with respect to such Taxes that, to the extent not adequately reserved, the assessment of which would not, individually or in the aggregate, have a Parent Material Adverse Effect.

     (b) Neither Newco, Parent nor any of the Parent Subsidiaries has taken any action or has any knowledge of any fact or circumstance that is reasonably likely to (i) prevent the Merger and the Scheme taken together from qualifying as a transaction described in Section 351 of the Code or (ii) cause the Merger to be subject to Code Section 367(a)(1).

     (c) On the Closing Date, Newco will directly own the whole of the issued share capital of Merger Sub.

     Section 5.9 Environmental Protection.

     Except as would not, in the aggregate, reasonably be expected to have a Parent Material Adverse Effect, and except as set forth in Section 5.9(a) of the Parent Disclosure Schedule or in the Parent SEC Reports,

     (a) Compliance. To Parent's knowledge, Parent and the Parent Subsidiaries are in substantial compliance with all applicable Environmental Laws and the terms and conditions of all applicable Environmental Permits, and neither Parent nor any of the Parent Subsidiaries has received any written notice from Governmental Authority that alleges that Parent or any of the Parent Subsidiaries is not in such compliance with applicable Environmental Laws or the terms and conditions of all such Environmental Permits;

     (b) Environmental Claims/Releases. There are no Environmental Claims, to Parent's knowledge, pending or threatened: (i) against Parent or any of the Parent Subsidiaries; (ii) against any person or entity whose liability for any Environmental Claim Parent or any of the Parent Subsidiaries has retained or assumed either contractually or by operation of Environmental Law; (iii) against any properties or operations that Parent or any of the Parent Subsidiaries owns; or (iv) as the result of a Release of Hazardous Materials in contravention of applicable Environmental Laws, at any properties or operations that Parent or any of the Parent Subsidiaries owns.

     (c) Parent Representations. Notwithstanding any other representations and warranties in this Article V, the representations and warranties contained in this Section 5.9 constitute the sole representations and warranties of the Parent with respect to any Environmental Law, Environmental Permit, Environmental Claim, Releases or Hazardous Material.

     Section 5.10 Votes Required. (a) The only votes of the holders of any class of shares of Parent that are required to approve (i) the Merger and other transactions contemplated thereby are the affirmative vote of a majority of such ordinary shareholders of Parent as (being entitled to do so) are present in person and vote (or, in the case of a vote taken on a poll, the affirmative vote by shareholders representing a majority of the Parent Ordinary Shares in respect of which votes were validly exercised) (the "Parent Merger Shareholders' Approval") at a general meeting of Parent Shareholders in relation to the Merger and other transactions contemplated hereby (the "Parent Merger Meeting") and
(ii) the Scheme and other transactions
contemplated thereby are, (x) at the meeting of Parent shareholders convened by an order of the Court (the "Parent Court Meeting"), the affirmative vote of a majority in number representing 75 percent of the value of Parent Ordinary Shares present and voting (either in person or by proxy) and (y) with respect to approval of the Scheme resolutions at an extraordinary general meeting of Parent shareholders (the "Parent Scheme Meeting"), the affirmative vote of 75 percent of ordinary shareholders of Parent as (being entitled to do so) are present in person and vote (or, on the case of a vote taken on a poll, the affirmative vote by shareholders representing 75 percent of the Parent Ordinary Shares in respect of which votes were validly exercised) (together, the "Parent Scheme Shareholders' Approval" and with the Parent Merger Shareholders' Approval, the "Parent Shareholders' Approvals").

     (b) Newco and Merger Sub have received all necessary approvals, if any, from their respective shareholders required to consummate the transactions contemplated hereby.

     Section 5.11 Brokers. Except as relates to the services provided by Rothschild, Inc. as financial advisor to Parent, all negotiations relative to the Scheme and the Merger and the transactions contemplated hereby have been carried out by Parent and Newco directly with the Company, without the intervention of any person on behalf of Parent or Newco in such manner as to give rise to any valid claim by any person against the Company, Parent, Newco or any of their respective Subsidiaries for a finder's fee, brokerage commission or similar payment.

     Section 5.12 Insurance. Except as set forth in Section 5.12(b) of Parent Disclosure Schedule, neither Parent nor any of the Parent Subsidiaries has received any notice of cancellation or termination with respect to any material insurance policy of Parent or any of the Parent Subsidiaries.

     Section 5.13 Ownership of Company Common Stock. None of Parent or Newco nor any of their Subsidiaries beneficially own any shares of Company Common Stock.


                                   ARTICLE VI

                     CONDUCT OF BUSINESS PENDING THE MERGER

     Section 6.1 Covenants of the Company. After the date hereof and prior to the Merger Effective Time or earlier termination of this Agreement, the Company agrees as follows, each as to itself and to each of the Company Subsidiaries, except as expressly contemplated or permitted in this Agreement or as set forth in Section 6.1 of the Company Disclosure Schedule or to the extent Parent shall otherwise consent in advance in writing, which decision regarding consent shall be made as soon as reasonably practical:

     (a) Ordinary Course of Business. The Company shall, and shall cause the Company Subsidiaries to, carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and use all commercially reasonable efforts to preserve intact their respective present business organizations and goodwill, preserve the goodwill and relationships with customers, suppliers and others having business dealings with it and, subject to prudent management of work force needs and ongoing programs currently in force, keep available the services of their respective present officers and employees. The Company shall not, and shall not permit the Company Subsidiaries to, enter into a new line of business involving any investment of assets or resources or any exposure to liability or loss to the Company and the Company Subsidiaries taken as a whole; provided, however, that notwithstanding the above and notwithstanding any other provision in
Section 6.1, the Company and any of the Company Subsidiaries may make equity infusions into a Company Subsidiary to the extent required by law or a state regulatory commission.

     (b) Dividends. The Company shall not, and shall not permit any of the Company Subsidiaries to: (i) declare or pay any dividends on or make other distributions in respect of any of their respective capital stock except (A) to the Company or the Company Subsidiaries, (B) Company Subsidiaries may continue the declaration and payment of regularly scheduled dividends on, and distributions required by the terms of, preferred stock or similar securities not convertible into common equity securities ("Non-Convertible Preferred Securities") (ii) split, combine or reclassify any of their respective capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of, or in substitution for, shares of their respective capital stock or (iii) redeem, repurchase or otherwise acquire any shares of their respective capital stock, other than (x) for the purpose of funding employee stock ownership plans and dividend reinvestment programs in accordance with past practice and (y) redemptions, purchases or acquisitions required by the terms of any Non-Convertible Preferred Securities of Company Subsidiaries.

     (c) Issuance of Securities. The Company shall not, nor shall it permit any of its Subsidiaries to issue or sell, or authorize or propose the issuance or sale of, any shares of its capital stock or any option with respect thereto (other than (i) the issuance of options or awards pursuant to the Company Share Plans in accordance with their present terms and only in connection with the hiring of new employees, and the issuance of shares of Company capital stock upon exercise of such options or awards or (ii) the issuance by a wholly owned Subsidiary of its capital stock to its direct or indirect parent corporation, or modify or amend any right of any holder of outstanding shares of capital stock or options with respect thereto).

     (d) Charter Documents. The Company shall not amend or propose to amend its charter or by-laws except as contemplated herein.

     (e) No Acquisitions. The Company shall not, nor shall it permit any of the Company Subsidiaries to, acquire (by merging or consolidating with, or by purchasing a substantial equity interest in or substantial portion of the assets of, or by any other manner) any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets other than in the ordinary course of its business consistent with past practice.

     (f) No Dispositions. Except for dispositions in the ordinary course of business consistent with past practice, the Company shall not, and it shall not permit any of the Company Subsidiaries to, sell, lease (whether such lease is an operating or capital lease), encumber or otherwise dispose of, or agree to sell, lease, encumber or otherwise dispose of, any of its assets.

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




     (g) Limitation on Investment in Joint Ventures. Except as required by applicable law or any agreement to which the Company or any of the Company Subsidiaries is a party on the date hereof, the Company will not make, and will not permit any Subsidiary to make, any additional investments in, or loans or capital contributions to, or to undertake any guaranties or other obligations with respect to any joint venture or partnership.

     (h) Tax-Exempt Status. The Company shall not, and the Company shall not permit any of the Company Subsidiaries to, take any action that (or fail to take any action if such failure) could reasonably be expected to jeopardize the qualification of the Company's outstanding revenue bonds which qualify on the date hereof under Section 142(a) of the Code as "exempt facility bonds" or as tax-exempt pollution control bonds under Section 103(b) (4) of the Internal Revenue Code of 1954, as amended, prior to the Tax Reform Act of 1986.

     (i) Tax Matters. Neither the Company nor any of its Subsidiaries shall (i) make or rescind any material express or deemed election relating to Taxes or grant any power of attorney with respect to any Tax matters, (ii) make a request for a Tax Ruling or enter into a Closing Agreement, (iii) settle or compromise any material claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, or (iv) change in any material respect any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of its federal income tax return for the taxable year ending December 31, 1998, (in each case, a "Tax Change"); except for Tax Changes (A) required by applicable law, (B) with respect to any Tax period that involve Tax issues where the amount of income, gain, loss, deduction, credit, gross receipts, property value or any similar item does not exceed $75,000,000 with respect to such Tax period (or more than $75,000,000 in any subsequent Tax period); provided that, the Company has informed and consulted with Parent and Newco prior to making such Tax Change or (C) that are made with the written consent of Parent, which consent will not be unreasonably withheld. Notwithstanding the requirements of this Section 6.1(i), any Tax Change relating to the Nuclear Sale shall not be subject to this
Section 6.1(i). The Company agrees to consult with and inform Parent and Newco of any events that are reasonably likely to result in a Tax Change relating to the Nuclear Sale and shall not make any such Tax Change without such consultation.

     (j) Capital Expenditures. Except (i) as required by law, or (ii) as reasonably deemed necessary by the Company after consulting with Parent following a catastrophic event, such as a major storm, the Company shall not, and the Company shall not permit any of the Company Subsidiaries to, make capital expenditures during any fiscal year, except for capital expenditures incurred by Niagara Mohawk Power Corp. not in excess of 110% of the amount budgeted for such fiscal year by the Company for capital expenditures as set forth in Section 6.1 of the Company Disclosure Schedule.

     (k) Indebtedness. The Company shall not, nor shall it permit any of its Subsidiaries to incur or guarantee any indebtedness (including any debt borrowed or guaranteed or otherwise assumed, including, without limitation, the issuance of debt securities or warrants or rights to acquire debt) or enter into any "keep well" or other agreement to maintain any financial condition of another Person or enter into any arrangement having the economic effect of any of

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the foregoing other than (i) short-term indebtedness in the ordinary course of business consistent with past practice (such as the issuance of commercial paper or the use of existing credit facilities) in amounts not exceeding the amounts set forth in Section 6.1 of the Company Disclosure Schedule, except as reasonably deemed necessary by the Company after consulting with Parent following a catastrophic event, (ii) long-term indebtedness in connection with the refinancing of existing indebtedness either at its stated maturity or at a lower cost of funds (calculating such cost on an aggregate after-tax basis) or
(iii) guarantees or "keep well" agreements in favor of wholly owned Subsidiaries of the Company in connection with the conduct of the business of such wholly owned Subsidiaries of the Company.

     (l) Compensation, Benefits. Except as set forth in Section 6.1 of the Company Disclosure Schedule or as may be required by applicable law or as contemplated by this Agreement, the Company shall not, and the Company shall not permit any Company Subsidiary to, enter into or amend or increase the amount or accelerate the payment or vesting or termination of any benefit or amount payable under any employee benefit or compensation plan or other contract, agreement, commitment, arrangement, plan, trust, fund or policy maintained by, contributed to or entered into by the Company or any Company Subsidiary or increase, or enter into any contract, agreement, commitment or arrangement to increase in any manner, the compensation or fringe benefits, or otherwise to extend, expand or enhance the term of employment, compensation or benefits of any former, present or future director, officer or employee of the Company or any Company Subsidiary, except for increases and accelerations that are made in the ordinary course of business consistent in process and amounts with the past practice or that are otherwise required pursuant to the current terms of the Company Employee Benefit Plans, which in the aggregate for any group of employees, officers or directors, do not result in a material increase in benefits or compensation expense as of the effective date of this Agreement and which would not result in (i) any material change in the amount of compensation which will fail to be deductible for federal income tax purposes by virtue of
Section 280G or Section 162(m) of the Code or (ii) an acceleration or material increase in "parachute payments" set forth in Section 4.10(a) of the Company Disclosure Schedule as of the effective date of this Agreement.

     Notwithstanding the foregoing, the Company shall not and the Company shall not permit any Company Subsidiary to adopt, establish, enter into or implement any new employee plan, benefit or compensation program or policy, or any new employment, severance or retention agreement, or other new contract, agreement or arrangement which would provide for any form of benefits or other compensation, or pay any compensation or benefits to any former, present, or future director, officer or employee of the Company or any Company Subsidiary which was not in effect as of the effective date of this Agreement; provided, however, that this sentence shall not apply to any such compensation or benefits
(A) provided pursuant to a collective bargaining agreement or arrangement described in Section 6.1(m) or a discharge of liability permitted in Section 6.1(t), (B) provided pursuant to any compensation or benefit plan, program or arrangement that is mutually agreed to, in writing, by the parties or (C) that are otherwise required pursuant to the current terms of the Company Employee Benefit Plans; provided further, that nothing in this Section 6.1(l) shall prevent the Company from entering into severance agreements intended solely to implement the terms of severance policies or programs in effect on the date hereof or from entering into retention or other arrangements as described in Section 6.1 of the Company Disclosure Schedule.

     (m) Labor Matters. Notwithstanding any other provision of this Agreement to the contrary, the Company or the Company Subsidiaries may negotiate successor collective bargaining agreements to those referenced in Section 4.11(a) of the Company Disclosure Schedule. The Company shall keep Parent informed as to the status of, and shall consult with Parent as to the strategy for, all material negotiations with collective bargaining representatives. The Company and Company Subsidiaries shall act reasonably, consistent with their obligations under applicable law in such negotiations.

     (n) 1935 Act. The Company shall not, and the Company shall not permit any of the Company Subsidiaries to, except as required or contemplated by this Agreement, engage in any activities which would cause a change in its status, or that of the Company Subsidiaries, under the 1935 Act.

     (o) Accounting. The Company shall not, and the Company shall not permit any of the Company Subsidiaries to, make any changes in their accounting methods, except as required by law, rule, regulation or U.S. GAAP or except as mutually agreed to by the parties.

     (p) Affiliate Transactions. The Company shall not permit any of the Company Subsidiaries to, enter into any material agreement or arrangement with any of their respective Affiliates (other than wholly owned Subsidiaries), on terms less favorable to such party than could be reasonably expected to have been obtained with an unaffiliated third-party on an arm's length basis.

     (q) Rate Matters. Subject to applicable law and except for non-material filings in the ordinary course of business consistent with past practice, the Company shall consult with Parent prior to initiating any proposed changes in its or any of the Company Subsidiaries' rates or charges (other than automatic cost pass-through rate adjustment clauses), standards of service or accounting or executing any agreement with respect thereto that is otherwise permitted under this Agreement. The Company shall, and shall cause the Company Subsidiaries to, deliver to Parent a copy of each filing or agreement related to rates, changes, standards of service, accounting or regulatory policy which could lead to a material change in any of those areas at least four days prior to the filing or execution thereof so that Parent may comment thereon. The Company shall, and shall cause its Subsidiaries to, make all such filings only in the ordinary course of business (i) consistent with past practice or (ii) as required by a Governmental Authority or regulatory agency with appropriate jurisdiction or under existing settlement agreements to which the Company is a party.

     (r) Contracts. The Company shall not, and the Company shall not permit any of the Company Subsidiaries to, except in the ordinary course of business consistent with past practice, modify, amend, terminate, renew or fail to use commercially reasonable efforts to renew any contract or agreement to which the Company or the Company Subsidiary is a party, which is material to the Company and the Company Subsidiaries taken as a whole, to waive, release or assign any material rights or claims therein, or agree to any provisions thereof which would impede the ability of the Company to consummate the Merger, or in respect of which the Merger would constitute a default, or would result in the Merger triggering a right of termination by any unaffiliated parties.

     (s) Insurance. The Company shall, and shall cause the Company Subsidiaries to, maintain with financially responsible insurance companies insurance in such amounts and against such risks and losses as are consistent with the insurance maintained by the Company in the ordinary course of business in accordance with past practice.

     (t) Discharge of Liabilities. The Company shall not, and the Company shall not permit any of the Company Subsidiaries to, pay, settle, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise and whether criminal, civil or administrative in nature) material to the Company and the Company Subsidiaries taken as a whole, other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice (which includes the payment of final and unappealable judgments) or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of the Company included in the Company's reports filed with the SEC, or incurred in the ordinary course of business consistent with past practice.

     (u) Third Party Standstill Agreements. During the period from the date of this Agreement through the Merger Effective Time, neither the Company nor any of the Company Subsidiaries shall terminate, amend, modify or waive any provision of any standstill agreement or any standstill provisions of other agreements to which it is a party. During such period, the Company shall take all appropriate steps to enforce the provisions of any such agreement.

     (v) Cooperation, Notification. The Company shall (i) confer on a regular and frequent basis with one or more representatives of Parent to discuss, subject to applicable law, material business and operational matters and the general status of its ongoing operations, (ii) promptly notify Parent of any material changes in its business, properties, assets, condition (financial or other), results of operations or prospects, (iii) promptly advise Parent of any change or event which has had or, insofar as reasonably can be foreseen, is reasonably likely to result in a Company Material Adverse Effect and (iv) promptly provide Parent with copies of all filings made by the Company or any of the Company Subsidiaries with any state or federal court, administrative agency, commission or other Governmental Authority in connection with this Agreement and the transactions contemplated hereby.

     (w) Third-Party Consents. The Company shall, and shall cause the Company Subsidiaries to, use all commercially reasonable efforts to obtain all the Company Required Consents. The Company shall promptly notify Parent of any failure or prospective failure to obtain any such consents and, if requested by Parent, shall provide copies of all the Company Required Consents obtained by the Company to Parent.

     (x) Tax-Free Status. The Company shall not, nor shall it permit any of its Subsidiaries to, take any actions that would or would be reasonably likely to,
(i) adversely affect the status of the Merger and the Scheme taken together as a transaction described in Section 351 of the Code or (ii) cause the Merger to be subject to Code Section 367(a)(1), and the Company shall use all reasonable efforts to achieve such result.

     (y) No Breach, Etc. The Company shall not, and the Company shall not permit any of the Company Subsidiaries to, willfully take any action that would or is reasonably likely to result in a material breach of any provision of this Agreement or in any of its representations and warranties set forth in this Agreement being untrue in a material respect on and as of the Closing Date.

     Section 6.2 Covenants of Parent. After the date hereof and prior to the Merger Effective Time or earlier termination of this Agreement, Parent agrees as follows, as to itself and to each of the Parent Significant Subsidiaries, except as expressly contemplated or permitted in this Agreement, or as set forth in
Section 6.2 of the Parent Disclosure Schedule or to the extent the Company shall otherwise consent in writing, which decision regarding consent shall be made as soon as reasonably practical (as used herein, the term "Parent Significant Subsidiary" shall mean any Parent Subsidiary that constitutes a "significant subsidiary" within the meaning of Rule 1-02(w)(3) of Regulation S-X of the U.S. Securities and Exchange Commission):

     (a) Ordinary Course of Business. Parent shall cause the Parent Significant Subsidiaries to carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and use all commercially reasonable efforts to preserve intact their respective present business organizations and goodwill, preserve the goodwill and relationships with customers, suppliers and others having business dealings with them. Parent shall not, and shall not permit the Parent Significant Subsidiaries to enter into a new line of business involving any material investment of assets or resources or any material expense, liability or loss to the Parent and the Parent Significant Subsidiaries taken as a whole; it being agreed that the limitations contained in this Section 6.2(a) do not limit the Parent or any of the Parent Significant Subsidiaries from entering into any line of business in which Parent or any of the Parent Significant Subsidiaries or any of its other affiliates is engaged on the date of this Agreement.

     (b) Certain Mergers. Parent shall not, and shall not permit any of its Subsidiaries to, acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of or equity in, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets if the entering into of a definitive agreement relating to or the consummation of such acquisition, merger or consolidation could reasonably be expected to materially delay the consummation of the Merger.

     (c) Tax-Free Status. Parent shall not, nor shall it permit any of its Subsidiaries to, take any actions that would, or would be reasonably likely to,
(i) adversely affect the status of the Merger and the Scheme taken together as a transaction described in Section 351 of the Code or (ii) cause the Merger to be subject to Code Section 367(a)(1), and Parent shall use all reasonable efforts to achieve such result.

     (d) Other Actions. Parent shall not, and shall not permit any of the Parent Subsidiaries to, take or fail to take any other action, including, without limitation, amending or proposing to amend their respective charters, by-laws or regulations, or similar organic documents (except as contemplated herein), engage in any activities which would cause a change in its status, or that of the Parent Subsidiaries, under the 1935 Act, or to make any changes in their accounting methods (except as required by law, rule, regulation or applicable generally accepted accounting principles), which would reasonably be expected to prevent or materially impede, interfere with or delay the Merger or the Scheme.

     (e) Cooperation, Notification. Parent shall confer on a regular and frequent basis with the Company to discuss, subject to applicable law, (i) any material changes in its business, results of operations or prospects, and (ii) any change or event which has had or, insofar as reasonably can be foreseen, is reasonably likely to result in a Parent Material Adverse Effect or materially impair the ability of Parent to consummate the Merger or the Scheme, and will promptly provide the Company with copies of all filings made by Parent or any of the Parent Subsidiaries with any state or federal court, administrative agency, commission or other Governmental Authority in connection with this Agreement and the transactions contemplated hereby.

     (f) Third-Party Consents. Parent shall, and shall cause the Parent Subsidiaries to, use all commercially reasonable efforts to obtain all Parent Required Consents. Parent shall promptly notify the Company of any failure or prospective failure to obtain any such consents and, if requested by the Company, shall provide copies of all Parent Required Consents obtained by Parent to the Company.

     (g) No Breach, Etc. Parent shall not, and Parent shall not permit any of the Parent Subsidiaries to, willfully take any action that would or is reasonably likely to result in a material breach of any provision of this Agreement or in any of its representations and warranties set forth in this Agreement being untrue on and as of the Closing Date.

     Section 6.3 Covenants of Newco. (a) Prior to the Merger Effective Time except as may be required by applicable law and subject to the other provisions of this Agreement, Newco shall not engage, directly or indirectly, in any business or activity of the type or kind, and not enter into any agreement or arrangement with any person, or be subject to or bound by any obligation or undertaking, which is inconsistent with this Agreement or the Scheme.

     (b) Conduct of Business of Merger Sub. Prior to the Merger Effective Time, except as may be required by applicable law and subject to the other provisions of this Agreement, Newco shall cause Merger Sub to (i) perform its obligations under this Agreement in accordance with its terms and (ii) not engage, directly or indirectly, in any business or activity of the type or kind, and not enter into any agreement or arrangement with any person, or be subject to or bound by any obligation or undertaking, which is inconsistent with this Agreement.

     Section 6.4 Alternative Arrangement Concerning Company Nuclear Facilities. If, following the date hereof, the Company and Parent determine that the Company Nuclear Facilities are likely to be sold but not on a timely basis in order to satisfy the condition contained in Section 8.1(e)(i), the Company and Parent agree to consider in good faith alternatives to a Nuclear Sale prior to the Closing, including but not limited to alternative governance, operational and ownership arrangements under which Parent would be willing and able to close the transactions contemplated by this Agreement without the Nuclear Sale having occurred, consistent with the requirements of the Atomic Energy Act and applicable NRC rules and regulations.

                                   ARTICLE VII

                              ADDITIONAL AGREEMENTS

     Section 7.1 Access to Information. Upon reasonable notice, (a) the Company shall, and shall cause its Subsidiaries to, afford the officers, directors, employees, accountants, counsel, investment bankers, financial advisors and other representatives (collectively, "Representatives") of Parent reasonable access, during normal business hours throughout the period prior to the Merger Effective Time, to all of its properties, facilities, operations, books, contracts, commitments and records (including, but not limited to, Tax Returns and any information relating to any audits or other examinations of such Tax Returns) and personnel (including the Company's environmental, health and safety personnel) and (b) Parent shall, and shall cause the Parent Significant Subsidiaries to, afford to the Representatives of the Company, reasonable access to senior executives of Parent for the purpose of discussing Parent's business (with reasonable access to the documents related thereto) during the period prior to the Merger Effective Time. Each party shall, and shall cause its Subsidiaries to, in addition to the advance approval requirements set forth in
Section 7.3(b), furnish promptly to the other (a) access to each report, schedule and other document filed or received by it or any of its Subsidiaries pursuant to the requirements of federal or state securities laws or filed with or sent to the SEC, the FERC, the NRC, the DOE, the Department of Justice, the Federal Trade Commission or any other federal or state regulatory agency or commission that relates to the transactions contemplated hereby or, subject to the terms of any then existing confidentiality requirements, that is otherwise material to the financial condition or operations of the Company and its Subsidiaries taken as a whole, or to Parent and its Subsidiaries taken as a whole, as the case may be and (b) access to all information concerning themselves, their Subsidiaries, directors, officers and shareholders and such other matters as may be reasonably requested by the other party in connection with any filings, applications or approvals required or contemplated by this Agreement or for any other reason related to the transactions contemplated by this Agreement. Each party shall, and shall cause its Subsidiaries and Representatives to, hold in strict confidence all documents and information concerning the other furnished to it in connection with the transactions contemplated by this Agreement in accordance with the Confidentiality Agreement, dated December 13, 1999, between the Company and Parent (the "Confidentiality Agreement").

     Section 7.2 Proxy Statement and Registration Statement; Listing; Parent Disclosure Documents.

     (a) Preparation and Filing of Proxy Statement and the Registration Statement; Listing. As soon as practicable after the date of this Agreement, the Company shall, in cooperation with Parent and Newco, prepare and file the Proxy Statement and Newco shall, in cooperation with the Company and Parent, prepare and file the Registration Statement, in which the Proxy Statement will be included as the prospectus. Parent, Newco and the Company shall cooperate in the preparation of the Proxy Statement and the Registration Statement and any amendments thereto and shall promptly notify each other of the receipt of any comments from the SEC or any requests for any amendment or supplement thereto or for additional information. The parties hereto shall each use reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as practicable after such filing. Each party hereto shall also take such action as may be reasonably required to cause the Newco ADRs issuable in connection with the Merger to be registered or to obtain an exemption from registration under applicable state "blue sky" or securities laws; provided, however, that Newco shall not be required to register or qualify as a foreign corporation or to take other action which would subject it to service of process in any jurisdiction where Newco will not be, following the Merger, so subject. The parties shall cause the shares of Newco ADRs issuable in the Merger to be approved for listing on the NYSE upon official notice of issuance. Each of the parties hereto shall furnish all information concerning itself which is required or customary for inclusion in the Proxy Statement and the Registration Statement. The information provided by any party hereto for use in the Proxy Statement and the Registration Statement shall be true and correct in all material respects without omission of any material fact which is required to make such information not false or misleading. No representation, covenant or agreement is made by any party hereto with respect to information supplied by any other party for inclusion in the Proxy Statement or the Registration Statement.

     (b) Letter of the Company's Accountants. The Company shall use its best efforts to cause to be delivered to Parent and Newco a letter of PricewaterhouseCoopers, dated a date within two business days before the date of the Registration Statement, and addressed to Parent and Newco, in form and substance reasonably satisfactory to Parent and Newco and customary in scope and substance for "cold comfort" letters delivered by independent public accountants in connection with registration statements on Form F-4.

     (c) Letter of Parent's Accountants. Parent shall use best efforts to cause to be delivered to the Company a letter of PricewaterhouseCoopers, dated a date within two business days before the date of the Registration Statement, and addressed to the Company, in form and substance reasonably satisfactory to the Company and customary in scope and substance for "cold comfort" letters delivered by independent public accountants in connection with registration statements on Form F-4.

     (d) Parent Disclosure Documents. Subject to applicable law, Parent and Newco shall, as soon as reasonably practicable after the date of this Agreement and in accordance with the listing rules of the U.K. Listing Authority, prepare and submit to the U.K. Listing Authority for approval the Circular, and shall use its reasonable endeavors to have the Circular approved by the U.K. Listing Authority as soon as reasonably practicable after the date of this Agreement. Newco, Parent and the Company shall cooperate with each other in the preparation of the Parent Disclosure Documents and any amendments or supplements thereto as well as the preparation of any responses to the U.K. Listing Authority in connection therewith. Each of the parties hereto shall furnish all information concerning itself which is required or customary for inclusion in the Parent Disclosure Documents. Each of Newco, Parent and the Company agrees to use its reasonable best efforts to respond promptly to any requests of the U.K. Listing Authority.

     (e) Mailing to Shareholders. Each of the Company and Parent shall, consistent with the requirements of the securities laws of the United States and the United Kingdom, use their reasonable best efforts to cause the Proxy Statement and the Circular to be mailed or dispatched to their respective shareholders entitled to vote on the Merger and other transactions contemplated hereby.

     Section 7.3 Regulatory Matters.

     (a) HSR Filings. Each party hereto shall file or cause to be filed with the Federal Trade Commission and the Department of Justice any notifications required to be filed under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the rules and regulations promulgated thereunder with respect to the transactions contemplated hereby. Each party hereto will use all commercially reasonable efforts to make such filings in a timely manner and to respond on a timely basis to any requests for additional information made by either of such agencies.

     (b) Other Regulatory Approvals. Each party hereto shall cooperate and use its best efforts to prepare and file promptly all necessary documentation, to effect all necessary applications, notices, petitions, filings and other documents, and to use all commercially reasonable efforts to obtain all necessary permits, consents, approvals, clearance and authorizations of all Governmental Authorities necessary or advisable to obtain the Company Required Statutory Approvals and the Parent Required Statutory Approvals. The parties agree that they will consult with each other with respect to obtaining the Company Required Statutory Approvals and Parent Required Statutory Approvals; provided, however, that it is agreed that Parent shall have primary responsibility for the preparation and filing of any related applications, filings or other material with Governmental Authorities other than the Nuclear Approvals (as defined in Section 8.1(e)(ii)), with respect to which the Company shall have primary responsibility. Each of Parent and the Company shall have the right to review and approve in advance drafts and final applications, notices, petitions, filings and other documents submitted to or filed with applicable Governmental Authorities, which approval shall not be unreasonably withheld or delayed. The Company shall not agree to the imposition of any condition in the Company Required Statutory Approvals without the prior consent of Parent.

     Section 7.4 Shareholder Approval.

     (a) Approval of Parent Shareholders. Parent shall, through its Board of Directors, (i) duly call, give notice of, convene and hold the Parent Merger Meeting, for the purpose of securing the Parent Merger Shareholders' Approval as soon as reasonably practicable after the date hereof and (ii) duly call, give notice of, convene and hold the Parent Scheme Meeting and apply to the Court to convene the Parent Court Meeting required to complete the Parent Scheme Shareholders' Approval at such time as Parent determines is appropriate to insure that the Parent Scheme Shareholders' Approval may be obtained not later than forty days following satisfaction or waiver of the conditions set forth in Article VIII hereof (other than the condition set forth in Section 8.2(h)). Subject to its fiduciary obligations with respect to a transaction involving a change in control of Parent and the requirements of applicable law, Parent shall include in the Circular the recommendation of the Board of Directors of Parent that the shareholders of Parent approve the Merger and the other transactions contemplated hereby and shall include in the Scheme Document the recommendation of the Board of Directors of Parent that the shareholders of Parent approve the Scheme, and shall use its reasonable endeavors to obtain such approvals in accordance with its usual practices.

     (b) Approval of the Company Shareholders. The Company shall, through its Board of Directors, duly call, give notice of, convene and hold a meeting of its shareholders (the "Company Meeting"), for the purpose of securing the Company Shareholders' Approval as soon as reasonably practicable after the date hereof. Subject to fiduciary obligations and the requirements of applicable law, the Company shall include in the Proxy Statement the recommendation of the Board of Directors of the Company that the shareholders of the Company approve the Merger and the other transactions contemplated hereby, and shall use its reasonable best efforts to obtain such approval.

     (c) Meeting Date for Merger Approvals. The Parent Merger Meeting for the purpose of securing the Parent Merger Shareholders' Approval, and the Company Meeting for the purpose of securing the Company Shareholders' Approval shall be held on such dates as the Company and Parent shall mutually determine.

     Section 7.5 Directors' and Officers' Indemnification.

     (a) Indemnification. To the extent, if any, not provided by an existing right of indemnification or other agreement or policy, Newco shall, to the fullest extent permitted by applicable law, indemnify, defend and hold harmless
(i) from and after the Merger Effective Time, each person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Merger Effective Time, an officer, director or employee of the Company or any of the Company Subsidiaries and (ii) from and after the Scheme Effective Time, each person who is now, or who has been at anytime prior to the date hereof, or who becomes prior to the Scheme Effective Time, an officer director or employee of Parent (each an "Indemnified Party" and collectively, the "Indemnified Parties") against (i) all losses, expenses (including reasonable attorneys' fees and expenses), claims, damages or liabilities or, subject to the proviso of the next succeeding sentence, amounts paid in settlement, arising out of actions or omissions occurring at or prior to the Merger Effective Time or the Scheme Effective Time, as the case may be (and whether asserted or claimed prior to, at or after the Merger Effective Time or Scheme Effective Time, as the case may be) that are, in whole or in part, based on or arising out of the fact that such person is or was a director, officer or employee of such party (the "Indemnified Liabilities"), and (ii) all Indemnified Liabilities to the extent they are based on or arise out of or pertain to the transactions contemplated by this Agreement. In the event of any such loss, expense, claim, damage or liability (whether or not arising before the Merger Effective Time or the Scheme Effective Time, as the case may be), (i) Newco shall pay the reasonable fees and expenses of counsel selected by the Indemnified Parties, which counsel shall be reasonably satisfactory to Newco, promptly after statements therefor are received and otherwise advance to such Indemnified Party upon request reimbursement of documented expenses reasonably incurred, (ii) Newco will cooperate in the defense of any such matter and (iii) any determination required to be made with respect to whether an Indemnified Party's conduct complies with the standards set forth under relevant law and the memorandum of association or by-laws of Newco shall be made by independent counsel mutually acceptable to Newco and the Indemnified Party; provided, however, that Newco shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld). The Indemnified Parties as a group may retain only one law firm with respect to each related matter except to the extent there is, in the opinion of counsel to an Indemnified Party, under applicable standards of professional conduct, a conflict on any significant issue between positions of such Indemnified Party and any other Indemnified Party or Indemnified Parties.

     (b) Insurance. For a period of six years after the Merger Effective Time and the Scheme Effective Time, Newco at Newco's election (i) shall cause to be maintained in effect an extended reporting period for current policies of directors' and officers' liability insurance for the benefit of such persons who are currently covered by such policies of the Company or Parent on terms no less favorable than the terms of such insurance coverage or (ii) provide tail coverage for such persons which provides coverage for a period of six years for acts prior to the Merger Effective Time or the Scheme Effective Time, as the case may be, on terms no less favorable than the terms of such current insurance coverage.

     (c) Successors. In the event Newco or any of its successors or assigns (i) consolidates with or merges into any other person or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or
(ii) transfers or conveys all or substantially all of its properties and assets to any person or entity, then, and in each such case, proper provision shall be made so that the successors and assigns of Newco shall assume the obligations set forth in this Section 7.5 and in Sections 7.8 and 7.9.

     (d) Survival of Indemnification. To the fullest extent permitted by law,
(i) from and after the Merger Effective Time, all rights to indemnification as of the date hereof in favor of the employees, agents, directors and officers of the Company and the Company Subsidiaries with respect to their activities as such prior to the Merger Effective Time, as provided in the charter and by-laws or similar governing documents in effect on the date thereof, or otherwise in effect on the date hereof and disclosed to Newco in writing prior to the date hereof, shall survive the Merger and shall continue in full force and effect for a period of not less than six years from the Merger Effective Time and (ii) from and after the Scheme Effective Time, all rights to indemnification as of the date hereof in favor of the employees, agents, directors and officers of Parent and the Parent Subsidiaries with respect to their activities prior to the Scheme Effective Time, as provided in the memorandum or articles of association, charter, by-laws or similar governing documents on the date thereof, or otherwise in effect on the date hereof and

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



disclosed to Newco in writing prior to the date hereof, shall survive the Scheme and shall continue in full force and effect for a period of not less than six years from the Scheme Effective Time.

     (e) Benefit. The provisions of this Section 7.5 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his or her heirs and his or her representatives and (ii) are in addition to, and not in substitution for, any other rights to indemnification that such person may have by contract or otherwise.

     Section 7.6 Public Announcements. Except as otherwise required by law or the rules of any applicable securities exchange or national market system or any other Governmental Authority, so long as this Agreement is in effect, Newco, Parent and the Company will not, and will not permit any of their respective Subsidiaries or Representatives to, issue or cause the publication of any press release or make any other public announcement with respect to the Merger and other transactions contemplated by this Agreement without the prior consent of the other party, which consent shall not be unreasonably withheld or delayed. Newco, Parent and the Company will cooperate with each other in the development and distribution of all press releases and other public announcements with respect to the Merger and other transactions contemplated hereby, and will furnish the other with drafts of any such releases and announcements as far in advance as practicable.

     Section 7.7 Rule 145 Affiliates. Within 30 days after the date of this Agreement, the Company shall identify in a letter to Newco all persons who are, and to such person's best knowledge who will be at the Closing Date, "affiliates" of the Company, as the case may be, as such term is used in Rule 145 under the Securities Act. The Company shall use commercially reasonable efforts to cause its affiliates (including any person who may be deemed to have become such an affiliate after the date of the letter referred to in the prior sentence) to deliver to Newco on or prior to the Closing Date a written agreement substantially in the form attached as Exhibit 7.7 (each, an "Affiliate Agreement").

     Section 7.8 Labor Agreements and Workforce Matters.

     (a) Labor Agreements. Newco shall honor or cause the appropriate subsidiary to honor all collective bargaining agreements in effect as of the Merger Effective Time until their expiration, and shall assume all of the rights and obligations provided under such collective bargaining agreements.

     (b) Workforce Matters. Subject to applicable law and obligations under applicable collective bargaining agreements, for a period of two years following the Merger Effective Time, reductions in workforce, if any, in respect of U.S. employees of Newco and its Subsidiaries shall be made on a fair and equitable basis as determined by Newco, and any employee whose employment is terminated or job is eliminated during such period shall be entitled to participate on a fair and equitable basis as determined by Newco in the job opportunity and employment placement programs offered by Newco or any of its Subsidiaries for U.S. employees for which they are eligible. Workforce reductions, if any, carried out following the Merger Effective Time by the Surviving Entity shall be done in accordance with all applicable collective bargaining agreements, and all laws and regulations governing the employment relationship and termination thereof including, without limitation, the Worker Adjustment and Retraining Notification Act and regulations promulgated thereunder, and any comparable state or local law.

     Section 7.9 Employee Benefit Plans; Stock Options.

     (a) For a period of two years immediately following the Closing Date, the compensation, benefits and coverage provided to current employees and retirees of the Company or any Company Subsidiary, other than those covered by a collective bargaining agreement, who continue employment with Newco or one of its Subsidiaries (the "Affected Employees") pursuant to compensation and employee benefit plans or arrangements maintained by Newco or one of its Subsidiaries shall be, in the aggregate, not less favorable (as determined by Newco and the Surviving Entity using reasonable assumptions and benefit valuation methods) than those provided, in the aggregate, to such Affected Employees by the Company and any Company Subsidiary immediately prior to the Closing Date. Newco shall, and shall cause the Surviving Entity and its other Subsidiaries to, honor in accordance with their terms and applicable law (i) all compensation, benefit, and funding obligations as in effect as of the date hereof or as may later be in effect in accordance with the terms of this Agreement to current and former officers of the Company or any Company Subsidiary, and to their beneficiaries, that are described in any applicable employment agreement or other Company Employee Benefit Plan (including, but not limited to, the Company's Supplemental Executive Retirement Plan) of the Company or any Company Subsidiary and that are accrued, owed or mutually agreed to on or before the Merger Effective Time as set forth in Section 4.10(a) of the Company Disclosure Schedule and (ii) all other obligations to Affected Employees and current and former directors of the Company and any Company Subsidiary, and to their beneficiaries, under employment, severance, consulting and retention agreements or arrangements and all Company Employee Benefit Plans that are accrued, owed or mutually agreed to on or before the Merger Effective Time, as set forth in Section 4.10(a) of the Company Disclosure Schedule. In addition to the foregoing, Newco shall and shall cause the Surviving Entity or its other Subsidiaries to pay any Affected Employees whose employment is terminated by Newco, the Surviving Entity or other Subsidiary within 24 months of the Closing Date, a severance benefit package equivalent to the severance-related benefits in effect under the following Company plans and programs as of the effective date hereof (subject to the modification described in the following (i)): (i) the Niagara Mohawk Involuntary Severance Plan (Section 1.9 of the Niagara Mohawk Involuntary Severance Plan shall be amended prior to the Merger Effective Date to provide that a job offer by Newco or one of its Subsidiaries shall not prevent an involuntarily terminated Affected Employee from receiving severance benefits under such Plan if such job offer is for employment that is more than fifty miles one-way from the Affected Employee's work location at the time of such involuntary termination); (ii) the Niagara Mohawk Medical and Prescription Drug Plan For Eligible Participants In the Involuntary Severance Plan; and (iii) the "Career Center" and "Reimbursement For Job Training Educational Expenses" benefits described in the Company's "Transition Benefits" summary that describes transition benefits for eligible management employees whose jobs are abolished as a direct result of the Company's restructuring efforts.

     (b) The compensation, benefits and coverage provided to employees who are covered by a collective bargaining agreement described in Section 7.8(a) shall be provided subject to the terms of such collective bargaining agreement.

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     (c) Newco shall, or shall cause its Subsidiaries to, give the Affected
Employees full credit for purposes of eligibility, vesting, benefit accrual (including, without limitation, benefit accrual under any defined benefit pension plans) and determination of the level of benefits under any employee benefit or fringe benefit plans or arrangements maintained by Newco or one of its Subsidiaries for such Affected Employees' service with the Company or any Company Subsidiary (or any prior employer) to the same extent recognized by the Company or any Company Subsidiary immediately prior to the Closing Date, except where such credit would provide duplication of benefits. With respect to any employee benefit plan or arrangement established by Newco or one of its Subsidiaries after the Closing Date (the "Post-Closing Plans") that is not intended to replace any Company benefit for Affected Employees in existence immediately prior to the Merger Effective Time, service shall be credited in accordance with the terms of such Post- Closing Plans consistent with the crediting of service for employees of Parent and Parent Subsidiaries who participate in such plan or arrangement.

     (d) Newco shall, or shall cause its Subsidiaries to, (i) waive all limitations as to preexisting conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to the Affected Employees under any welfare benefit plan of Newco or its Subsidiaries in which such Affected Employees may be eligible to participate after the Closing Date, other than limitations or waiting periods that are already in effect with respect to such Affected Employees and that have not been satisfied as of the Closing Date under any welfare benefit plan maintained for the Affected Employees immediately prior to the Closing Date, and (ii) provide each Affected Employee with credit for any co-payments and deductibles paid prior to the Closing Date in satisfying any applicable deductible or out-of-pocket requirements under any welfare benefit plans that such Affected Employees are eligible to participate in after the Closing Date.

     (e) Except as may be limited by any applicable law or collective bargaining agreement, Newco and its Subsidiaries shall neither be required to or prevented from merging the Company's benefit plans, agreements, or arrangements into Newco or its Subsidiaries benefit plans, agreements, or arrangements or from replacing the Company's benefit plans, agreements or arrangements with Newco or its Subsidiaries benefit plans, agreements or arrangements.

     (f) At the Merger Effective Time each stock option outstanding pursuant to the Company's 1992 Stock Option Plan (the "Option"), whether or not then exercisable, shall be canceled and shall only entitle the holder thereof to receive an amount in cash from the Company equal to the result of multiplying
(i) the number of shares of Company Common Stock previously subject to such Option by (ii) the excess of the Cash Consideration over the per Share exercise price of such Option. The Company shall use its reasonable efforts to take all action necessary to effectuate the foregoing provision.

     Section 7.10 No Solicitations. (a) From and after the date hereof, the Company (i) shall not, nor shall it permit any of its Subsidiaries to, nor shall it authorize or permit any of its Representatives to, directly or indirectly,
(A) solicit, initiate or encourage (including by way of furnishing information), or take any other action designed to facilitate, any inquiries or the making of any offer or proposal (including, without limitation, any offer or proposal to its shareholders) which constitutes or may reasonably be expected to lead to an Acquisition Proposal (as defined herein) from any third party or (B) engage in any discussions or negotiations or furnish any confidential information or data to any person or group relating to any Acquisition Proposal and (ii) shall immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties with respect to any Acquisition Proposal; provided, however, that if, at any time prior to the date on which the Company Shareholders' Approval has been obtained (the "Applicable Period"), the Board of Directors of the Company (A) determines in good faith, based upon the written opinion of outside counsel that such Board's fiduciary duties under applicable law with respect to the Acquisition Proposal require it to do so in order to act in a manner consistent with its fiduciary duties to the Company shareholders under applicable law and
(B) concludes in good faith based on the written advice of its financial advisors that the person or group making such Acquisition Proposal has adequate sources of financing to consummate such Acquisition Proposal and that such Acquisition Proposal, if consummated as proposed, is materially more favorable to the Company shareholders from a financial point of view than the Merger, the Company may, in response to an Acquisition Proposal which was not solicited by it or which did not otherwise result from a breach of this Section 7.10(a), and subject to providing prior written notice of its decision to take such action to Parent in compliance with Section 7.10(b), (x) furnish to such third party information with respect to itself and its business, properties and assets pursuant to a customary confidentiality agreement on terms not in the aggregate materially more favorable to such third party than the terms contained in the Confidentiality Agreement and (y) engage in discussions or negotiations regarding such Acquisition Proposal. As used herein, "Acquisition Proposal" shall mean any proposal or offer (other than by another party hereto) for a tender or exchange offer, merger, consolidation or other business combination involving the Company or any of its material Subsidiaries or any proposal to acquire in any manner, directly or indirectly, 10% or more of the shares of capital stock in or a substantial portion of the assets of the Company or any of its material Subsidiaries.

     (b) Except as expressly permitted by this Section 7.10, neither the Board of Directors of the Company nor any committee thereof shall (i) withdraw or modify, in any manner adverse to Parent, the approval or recommendation by such Board of Directors or such committee of the Merger or this Agreement, (ii) fail to reaffirm such approval or recommendation upon Parent's request, (iii) approve or recommend any Acquisition Proposal or (iv) cause the Company to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (each, an "Acquisition Agreement") relating to any Acquisition Proposal. Notwithstanding the foregoing, in the event that during the Applicable Period the Board of Directors of the Company (i) determines in good faith based upon the written opinion of outside counsel that such Board's fiduciary duties under applicable law with respect to the Acquisition Proposal require, to do so in order to act in a manner consistent with its fiduciary duties to the Company shareholders and (ii) concludes in good faith based on the written advice of its financial advisors that the person or group making such Acquisition Proposal has adequate sources of financing to consummate such Acquisition Proposal and that such Acquisition Proposal, if consummated as proposed, is materially more favorable to the Company shareholders from a financial point of view than the Merger, such Board of Directors may terminate this Agreement pursuant to Section 9.1(e) (and concurrently with or after such termination, if it so chooses, cause the Company to enter into any Acquisition Agreement with respect to any Acquisition Proposal), but only at a time that is (x) during the Applicable Period and is after the fifth business day following receipt by Parent of written notice advising Parent that the Board of Directors of the

Company is prepared to accept an Acquisition Proposal, specifying the material terms and conditions of such Acquisition Proposal and identifying the person making such Acquisition Proposal, (y) after the Company and its respective financial and legal advisors have given Parent a reasonable opportunity during such five-day period following receipt by Parent of such written notice to make such adjustments in the terms and conditions of this Agreement as would enable the Company to proceed with the Merger or other transactions contemplated hereby on such adjusted terms, and (z) after the Company and such advisors have negotiated in good faith with Parent with respect to any such adjustments; provided that the Company's ability to terminate this Agreement pursuant to
Section 9.1(e) is conditioned upon the concurrent payment by the Company to Parent of any amounts owed by it pursuant to Section 9.3(c).

     (c) In addition to the obligations of the Company set forth in paragraphs
(a) and (b) of this Section 7.10, the Company shall immediately advise Parent orally and in writing of any request for information or of any Acquisition Proposal, the material terms and conditions of such request or Acquisition Proposal and the identity of the person making such request or Acquisition Proposal. The Company shall keep Parent informed of the status and details (including amendments or proposed amendments) of any such request or Acquisition Proposal.

     (d) Nothing contained in this Section 7.10 shall prohibit the Company from taking and disclosing to its shareholders a position contemplated by Rule 14e-2 promulgated under the Exchange Act or from making any disclosure to its shareholders if, in the good faith judgment of the Board of Directors of the Company, after consultation with outside counsel, failure so to disclose would be inconsistent with its obligations under applicable law.

     Section 7.11 Boards of Directors.

     (a) Newco Board. Newco shall take such action as may be necessary to appoint (i) all members serving on the Parent Board of Directors immediately prior to the Effective Time, (ii) the current Chief Executive Officer of the Company and (iii) one additional person presently serving as an outside director of the Board of Directors of the Company on the date hereof, as determined by Parent, to serve on the Newco Board of Directors following the Effective Time.

     (b) Advisory Board. Promptly following the Merger Effective Time, Newco shall cause the Surviving Entity to establish an advisory board (the "New York Advisory Board") which shall be maintained for at least two years and which shall be comprised of up to 12 persons who were, immediately prior to the Merger Effective Time, serving as non-executive members of the Company's Board of Directors, who are not appointed to serve on Newco Board of Directors and who are willing to serve in such capacity on the New York Advisory Board. The function of the New York Advisory Board shall be to advise the Surviving Entity's Board of Directors with respect to general business as well as opportunities and activities in the State of New York and to maintain and develop customer relationships in the State of New York. The New York Advisory Board shall meet no less frequently than three times a year. The members of the New York Advisory Board shall each be named to serve as members thereof for a period of two years; provided, however, that Newco shall have no obligation to cause the Surviving Entity to elect or appoint, and may cause the Surviving Entity to remove, any member of the New York Advisory

Board if Newco reasonably determines that such member has a conflict of interest that compromises such member's ability to serve effectively as a member of the New York Advisory Board or any cause exists that otherwise would allow for removal of such person as a director of the Surviving Entity if such person were a member of the Surviving Entity's Board of Directors.

     (c) National Grid USA Board. For a period of two years commencing at the Effective Time, the current Chief Executive Officer of the Company shall serve as Chairman of the Board of Directors of National Grid USA and two other current executive officers of the Company as determined by Parent will serve on the Board of Directors of National Grid USA.

     Section 7.12 Charitable Contributions. The parties agree that provision of charitable contribution and community support within the region served by the Company serves a number of important goals. After the Merger Effective Time, Newco intends to cause the Surviving Entity to provide charitable contributions and community support within the region served by the Company at annual levels substantially comparable to the annual level of charitable contributions and community support provided, directly or indirectly, by the Company and its public utility subsidiary within the region served by the Company during 1999.

     Section 7.13 Anti-Takeover Statutes. If any "fair price," "moratorium," "business combination," "control share acquisition" or other form of anti-takeover statute or regulation shall become applicable to the Merger or any other transaction contemplated hereby, each of Parent and the Company and the members of their respective boards of directors shall grant such approvals and take such actions consistent with their fiduciary duties and in accordance with applicable law as are reasonably necessary so that the Merger and such other transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of such statute or regulation on the Merger and other transactions contemplated hereby.

     Section 7.14 Conveyance Taxes. The Company, Parent and Newco shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp Taxes, any transfer, recording, registration and other fees, and any similar Taxes ("Conveyance Taxes") which become payable in connection with the transactions contemplated by this Agreement that are required or permitted to be paid on or before the Merger Effective Time. Newco shall pay, without deduction or withholding from any amount payable to the holders of any shares of the Company Common Stock, any such Conveyance Taxes which become payable in connection with the transactions contemplated by this Agreement, on behalf of the shareholders of the Company.

     Section 7.15 Expenses. Subject to Section 9.3, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, except that those expenses incurred in connection with printing the Proxy/Registration Statement, the filing fee relating to the Proxy/Registration Statement and for expert witnesses retained for the purpose of advising and supporting approvals where both Company and Parent have filed for approval from the same regulator, shall be shared equally by the Company and Parent.

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     Section 7.16 Further Assurances. Each party shall, and shall cause its
Subsidiaries to, execute such further documents and instruments and take such further actions as may reasonably be requested by any other party in order to consummate the Merger in accordance with the terms hereof. Parent and Newco shall, and shall cause their respective Subsidiaries to, execute such further documents and instruments and take such further actions as may reasonably be requested by any other party in order to consummate the Scheme in accordance with the terms hereof, provided that Parent and Newco may amend the terms of the Scheme as they deem reasonably necessary or desirable, provided further that if any such amendment would have a material adverse effect on the benefits of the Merger to the shareholders of the Company, such amendment will require the consent of the Company.

     Section 7.17 Restructuring of Transactions. It may be preferable to effectuate a business combination between Parent and the Company by means of an alternative structure to the Merger and the Scheme. Accordingly, if, prior to satisfaction of the conditions contained in Article VIII hereto, Parent proposes the adoption of an alternative structure that otherwise substantially preserves for Parent, the Company and the holders of the Company Common Stock the economic and Tax benefits of the transactions contemplated thereby then the parties shall use their respective best efforts to effect a business combination among themselves by means of a mutually agreed upon structure other than the Merger that so preserves such benefits, including without limitation, a structure that does not require consummation of the Scheme. In particular, in the event that Parent determines that approval of the Scheme is uncertain and it waives the condition set forth in Section 8.2(h), Parent and the Company agree to adopt an alternative business combination transaction that does not require consummation of the Scheme. In the event that the parties adopt a restructured transaction, the Agreement shall be revised to reflect such transaction as determined necessary by the parties hereto and prior to closing any such restructured transaction, all material third party and Governmental Authority declarations, filings, registrations, notices, authorizations, consents or approvals necessary for the effectuation of such alternative business combination shall have been obtained and all other conditions to the parties' obligations to consummate the Merger and other transactions contemplated hereby, as applied to such alternative business combination, shall have been satisfied or waived.

     Section 7.18 Integration Team. As soon as practicable after the date hereof, Parent and Company shall, subject to limitations imposed by applicable law, create an integration steering team with representatives appointed by the CEOs of Parent and the Company, and chaired by Parent. The integration steering team shall be responsible for facilitating the integration of the two companies as subsidiaries of Newco.

     Section 7.19 Newco Ordinary Shares. Newco agrees that the Newco Ordinary Shares delivered by it on the Closing Date shall be validly issued and fully paid.

     Section 7.20 ADR Depositary Agreement. Newco, Merger Sub and the ADR Depositary shall enter into the ADR Depositary Agreement in a form satisfactory to Newco, Parent and the Company.

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                                  ARTICLE VIII

                                   CONDITIONS

     Section 8.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party to effect the transactions contemplated by this Agreement shall be subject to the satisfaction on or prior to the Closing Date of the following conditions, except, to the extent permitted by applicable law, that such conditions may be waived by the parties in writing pursuant to
Section 9.5:

     (a) Shareholders' Approvals. The Parent Shareholders' Merger Approval and the Company Shareholders' Approval shall have been obtained.

     (b) No Injunction. No court of competent jurisdiction or other competent Governmental Authority shall have enacted, issued, promulgated, enforced or entered any law or order (whether temporary, preliminary or permanent) which is then in effect and has the effect of making illegal or otherwise restricting, preventing or prohibiting consummation of the Scheme, the Merger or other transactions contemplated hereby.

     (c) Proxy/Registration Statement. The Proxy/Registration Statement shall have become effective in accordance with the provisions of the Securities Act, and no stop order suspending such effectiveness shall have been issued and remain in effect.

     (d) Listing of Shares. The U.K. Listing Authority shall have agreed to admit to the Official List of the U.K. Listing Authority (subject to allotment)
(i) the Newco Ordinary Shares represented by the Newco ADSs issuable in the Merger pursuant to Article II, and (ii) the Newco Ordinary Shares issued pursuant to the Scheme and such agreement shall not have been withdrawn, and the Newco ADSs issuable in the Merger pursuant to Article II shall have been approved for listing on the NYSE upon official notice of issuance.

     (e) Statutory Approvals. (i) Either (x) the sale by the Company of its Nuclear Facilities (the "Nuclear Sale") shall have closed, the Company shall have received the purchase price therefor, and conforming license amendments shall have been issued by NRC to reflect the change in ownership or (y) Parent and the Company shall have agreed to an alternative to the Nuclear Sale in accordance with the provisions of Section 6.4 hereof with respect to which all required approvals, authorizations and consents from Governmental Authorities, including, without limitation, any necessary order of the NRC consenting to the transfer of the operating licenses for the Company's Nuclear Facilities and any necessary conforming license amendments, have been received.

     (ii) Each of (x) the Company Required Statutory Approvals, including, with respect to the approval of the New York Public Service Commission, confirmation that PowerChoice will remain in effect in accordance with its terms in all material respects following consummation of the Merger, (y) the Parent Required Statutory Approvals, and (z) any declaration, filing, registration with, or notice to or authorization, consent or approval of any Governmental Authority required in connection with (A) the Nuclear Sale, as well as a determination by the New York Public Service Commission of the level of recovery of stranded costs resulting from the Nuclear Sale or (B) any alternative arrangement to the Nuclear Sale agreed to in accordance with the provisions of
Section 6.4 hereof (collectively, the "Nuclear Approvals"), shall have been obtained at or prior to the Merger Effective Time, such approvals shall have become Final Orders (as defined below), and such Final Orders shall not, individually or in the aggregate, impose terms or conditions which (x) with respect to the Company Required Statutory Approvals and the Nuclear Approvals, could reasonably be expected to have a Company Material Adverse Effect taking into account the allowed recovery of any stranded costs from the Nuclear Sale,
(y) with respect to the Parent Required Statutory Approvals, could reasonably be expected to have a Parent Material Adverse Effect or (z) with respect to the Company Required Statutory Approvals, the Parent Required Statutory Approvals and the Nuclear Approvals, could reasonably be expected to materially impair the ability of the parties to complete the Merger and the transactions contemplated hereby. A "Final Order" means action by the relevant regulatory authority which has not been reversed, stayed, enjoined, set aside, annulled or suspended, with respect to which any waiting period prescribed by law before the transactions contemplated hereby may be consummated has expired, and as to which all conditions to the consummation of such transactions prescribed by law, regulation or order have been satisfied.

     (f) HSR Act. The waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have otherwise expired.

     Section 8.2 Conditions to Obligation of Newco and Parent to Effect the Merger. The obligation of Parent and Newco to effect the transactions contemplated by this Agreement shall be further subject to the satisfaction, on or prior to the Closing Date, of the following conditions, except as may be waived by Parent and Newco in writing pursuant to Section 9.5:

     (a) Performance of Obligations of the Company. The Company (and/or the appropriate Company Subsidiaries, as applicable) shall have performed in all material respects its agreements and covenants contained in or contemplated by this Agreement which are required to be performed by it at or prior to the Merger Effective Time.

     (b) Representations and Warranties. The representations and warranties of the Company set forth in this Agreement shall be true and correct (i) on and as of the date hereof and (ii) on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date (except for representations and warranties that expressly speak only as of a specific date or time which need only be true and correct as of such date or time), except where the failure of representations or warranties to be true and correct could not, individually or in the aggregate, be reasonably expected to result in a Company Material Adverse Effect. For purposes of this
Section 8.2(b), qualifications in any representation or warranty as to "materiality" or a "Company Material Adverse Effect" shall be disregarded.

     (c) Closing Certificates. Parent and Newco shall have received a certificate signed by the chief financial officer of the Company, dated the Closing Date, to the effect that, to the best of such officer's knowledge, the conditions set forth in Section 8.2(a) and Section 8.2(b) have been satisfied.

     (d) Tax Opinion. Parent and Newco shall have received an opinion from PricewaterhouseCoopers, counsel to Parent and Newco, in form and substance reasonably satisfactory to Parent and Newco, dated as of the Closing Date, substantially to the effect that the Merger, together with the Scheme will be treated for United States federal income tax purposes as a transaction described in Section 351 of the Code, and no gain or loss will be recognized by Parent or Newco as a result thereof. In rendering such opinion, PricewaterhouseCoopers may require and rely upon representations reasonably satisfactory to PricewaterhouseCoopers contained in certificates of officers of the Company, Parent, Newco and Merger Sub.

     (e) Company and Parent Required Consents. All material Company Required Consents and Parent Required Consents shall have been obtained and OFGEM shall not have imposed any modifications to any conditions of the license held by National Grid Company plc under the Electricity Act 1989 that would reasonably be expected to have a Parent Material Adverse Effect.

     (f) Affiliate Agreements. Newco shall have received Affiliate Agreements, duly executed by each "Affiliate" of the Company, substantially in the form of
Exhibit 7.7, as provided in Section 7.7.

     (g) Permits. To the extent that the continued lawful operations of the business of the Company or any Company Subsidiary after the Merger requires that any license, permit (including, without limitation, Environmental Permits) or other governmental approval be transferred to Parent or any Parent Subsidiary or issued to Parent or any Parent Subsidiary, such licenses, permits or other authorizations shall have been transferred or reissued to Parent or such Parent Subsidiary at or before the Closing Date, except where the failure to transfer or reissue such licenses, permits or other authorizations would not have a Company Material Adverse Effect immediately after the Merger Effective Time.

     (h) Court Sanction. The Court shall have sanctioned the Scheme on terms contemplated by this Agreement, and the Parent Shareholders' Scheme Approvals shall have been obtained.

     Section 8.3 Conditions to Obligation of The Company to Effect the Merger. The obligation of the Company to effect the Merger shall be further subject to the satisfaction, on or prior to the Closing Date, of the following conditions, except as may be waived by the Company in writing pursuant to Section 9.5:

     (a) Performance of Obligations of Parent and Newco. Parent (and/or the appropriate Parent Subsidiaries, as applicable) and Newco shall have performed in all material respects its agreements and covenants contained in or contemplated by this Agreement which are required to be performed by it at or prior to the Merger Effective Time.

     (b) Representations and Warranties. The representations and warranties of Parent, Newco and Merger Sub set forth in this Agreement shall be true and correct (i) on and as of the date hereof and (ii) on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date (except for representations and warranties that expressly speak only as of a specific date or time which need only be true and correct as of such date or time), except where the failure of representations or warranties to be true and correct could not, individually or in the aggregate, be reasonably expected to result in a Parent Material Adverse Effect. For purposes of this Section 8.3(b), qualifications in any representation or warranty as to "materiality" or a "Parent Material Adverse Effect" shall be disregarded.

     (c) Closing Certificates. The Company shall have received a certificate signed by the chief financial officer of Parent and Newco, dated the Closing Date, to the effect that, to the best of such officer's knowledge, the conditions set forth in Section 8.3(a) and Section 8.3(b) have been satisfied.

     (d) Tax Opinion. The Company shall have received an opinion from Bryan Cave LLP, special tax counsel to the Company, in form and substance reasonably satisfactory to the Company, dated as of the Closing Date, substantially to the effect that the Merger, together with the Scheme will be treated for United States federal income tax purposes as a transaction described in Section 351 of the Code and no gain or loss will be recognized by the Company pursuant to the Merger and no gain or loss will be recognized by shareholders of the Company who receive solely Newco ADSs pursuant to the Merger. In rendering such opinion, Bryan Cave LLP may require and rely upon representations reasonably satisfactory to Bryan Cave LLP contained in certificates of officers of the Company, Parent, Newco and Merger Sub.

     (e) Parent Required Consents. All material Parent Required Consents, the failure of which to obtain would have a Parent Material Adverse Effect, shall have been obtained.

     (f) Legal Opinion. The Company shall have received an opinion from CMS Cameron McKenna, counsel to Parent, in form and substance reasonably satisfactory to the Company, dated as of the Closing Date, substantially to the effect that the Newco Ordinary Shares represented by the ADSs issued as the ADS consideration are validly issued and fully paid.

                                   ARTICLE IX

                        TERMINATION, AMENDMENT AND WAIVER

     Section 9.1 Termination. This Agreement may be terminated at any time prior to the Closing Date, whether before or after approval by the shareholders of the respective parties hereto contemplated by this Agreement:

     (a) by mutual written consent of the Boards of Directors of Newco, the Company and Parent;

     (b) by either Parent or the Company:

          (i) if any state or federal law, order, rule or regulation is adopted or issued, which has the effect, as supported by the written opinion of outside counsel for such party, of prohibiting the Merger, or by Parent or the Company, if any court of competent jurisdiction in the United States or any state shall have issued an order, judgment or decree permanently restraining, enjoining or otherwise prohibiting the Merger, and such order, judgment or decree shall have become final and nonappealable;

          (ii) by written notice to the other parties, if the Merger Effective Time shall not have occurred on or before December 31, 2001 (the "Initial Termination Date"); provided, however, that the right to terminate the Agreement under this Section 9.1(b)(ii) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Merger Effective Time to occur on or before such date; provided, further, that (A) if on the Initial Termination Date any of the conditions to the Closing set forth in Section 8.1(e) shall not have been fulfilled but (x) to the extent that the condition set forth in Sections 8.1(e)(i) and 8.1(e)(ii) (with respect to the Nuclear Approvals only) shall not have been fulfilled, the Company shall have entered into a binding definitive agreement for the Nuclear Sale (the "Nuclear Sale Agreement") or satisfactory alternative arrangements shall have been reached pursuant to Section 6.4 and (y) all other conditions to the Closing shall be fulfilled or shall be capable of being fulfilled, then the Initial Termination Date shall be extended to March 31, 2002 (the "Extended Termination Date"), and (B) if as of the Extended Termination Date, the conditions to Closing set forth in Section 8.1(e)(ii) (with respect to the Nuclear Approvals only) shall not have been fulfilled but all other conditions to the Closing shall be fulfilled or shall be capable of being fulfilled and the Nuclear Sale Agreement remains in effect, then the Initial Termination Date shall be extended to August 31, 2002;

          (iii) by written notice to the other parties, if Parent Merger Shareholders' Approval shall not have been obtained at a duly held Parent Merger Meeting, as the case may be, including any adjournments thereof, or the Company Shareholders' Approval shall not have been obtained at a duly held Company Meeting, including any adjournments thereof;

     (c) by Parent, by written notice to the Company, if (i) there shall have been any breach of any representation or warranty, or any breach of any covenant or agreement of the Company hereunder, which breaches individually or in the aggregate would result in a Company Material Adverse Effect, and such breach shall not have been remedied within 20 business days after receipt by the Company of notice in writing from Parent, specifying the nature of such breach and requesting that it be remedied, or Parent shall not have received adequate assurance of a cure of such breach within such 20 business-day period or (ii) the Board of Directors of the Company shall withdraw or modify in any manner adverse to Parent its approval of this Agreement and the transactions contemplated hereby or its recommendation to its shareholders regarding approval of this Agreement, the Merger and other transactions contemplated hereby;

     (d) by the Company, by written notice to Parent, if (i) there shall have been any breach of any representation or warranty, or any breach of any covenant or agreement of Parent or Newco hereunder, which breaches individually or in the aggregate would result in a Parent Material Adverse Effect, and such breach shall not have been remedied within 20 business days after receipt by Parent and Newco of notice in writing from the Company, specifying the nature of such breach and requesting that it be remedied, or the Company shall not have received adequate assurance of a cure of such breach within such 20 business-day period, (ii) the Board of Directors of Parent shall withdraw or modify in any manner adverse to the Company its approval of this Agreement and the transactions contemplated hereby or its recommendation to its shareholders regarding approval of this Agreement, the Scheme (if it remains a condition under Section 8.2(h) hereof) and the Merger and other transactions contemplated hereby or (iii) Newco shall fail to deliver or cause to be delivered the Merger Consideration to the ADR Depositary required pursuant to Section 2.3 at a time when all other conditions to Newco's obligations to close have been satisfied or waived in writing by Newco; or

     (e) by the Company in accordance with Section 7.10(b); provided, that, in order for the termination of this Agreement pursuant to this paragraph (e) to be deemed effective, the Company shall have complied with all provisions of Section 7.10, including the notice provisions therein, and with applicable requirements, including the payment of the Termination Fee, of Section 9.3(c).

     Section 9.2 Effect of Termination. In the event of termination of this Agreement by either the Company or Parent pursuant to Section 9.1, there shall be no liability on the part of either the Company or Parent or Newco or their respective officers or directors hereunder, except that the agreement contained in the last sentence of Section 7.1, Section 7.14, Section 9.3, Section 10.2 and
Section 10.9 shall survive any such termination.

     Section 9.3 Termination Fee; Expenses.

     (a) In the event that this Agreement is terminated (i) by the Company pursuant to Section 9.1(d)(ii) as a result of an action by the Board of Directors of the Parent prior to obtaining the Parent Merger Shareholders' Approval or (ii) by Parent pursuant to Section 9.1(c)(ii) as a result of an action by the Board of Directors of the Company prior to obtaining the Company Shareholders' Approval, then (A) in the event of termination pursuant to Section 9.1(c)(ii), the Company shall pay to Parent and (B) in the event of termination pursuant to

Section 9.1(d)(ii), Parent shall pay to the Company, (promptly but in each case no later than five (5) business days after the date of termination of this Agreement) by wire transfer of same day funds, a termination fee of $150,000,000, plus, in each case, all of the terminating party's documented out-of-pocket expenses and fees incurred by the party (including, without limitation, fees and expenses payable to all legal, accounting, financial, and other professionals arising out of, in connection with or related to the transactions contemplated by this Agreement) not in excess of $10,000,000 (the "Out-of-Pocket Expenses").

     (b) In the event that (i) this Agreement is terminated by the Company pursuant to Section 9.1(e), or (ii) there shall have been an Acquisition Proposal involving the Company or any of its Affiliates that has not been withdrawn and thereafter this Agreement is terminated by Parent or the Company in the circumstances described in Section 9.1(b)(ii) or (b)(iii) or in accordance with Section 9.1(c)(i) and, in the case of this clause (ii) only, a definitive agreement with respect to such Acquisition Proposal is executed within two years of such termination, then the Company shall pay Parent a termination fee (the "Termination Fee") equal to $150,000,000 in cash plus the Out-of-Pocket Expenses of Parent; provided however, that, if such termination has occurred pursuant to Section 9.1(b)(ii) solely as a result of the failure to meet conditions set forth in Sections 8.1(e)(i) and (ii) with respect to the Nuclear Sale and Nuclear Approvals only, then the Company shall pay the Termination Fee plus the Out-of-Pocket Expenses of Parent if a definitive agreement with respect to such Acquisition Proposal is executed within one year of such termination; provided further that there is no arrangement or understanding between the Company and the party making the Acquisition Proposal at the time of such termination.

     (c) The parties agree that the agreements contained in this Section 9.3 are an integral part of the transactions contemplated hereby and constitute liquidated damages and not a penalty. The parties further agree that if any party is or becomes obligated to pay a termination fee pursuant to Sections 9.3(a) and (b), the right to receive such termination fee shall be the sole remedy of the other party with respect to the facts and circumstances giving rise to such payment obligation. If this Agreement is terminated by a party as a result of a willful breach of a representation, warranty, covenant or agreement by the other party, the non-breaching party may pursue any remedies available to it at law or in equity and shall be entitled to recover any amounts thereunder. Notwithstanding anything to the contrary contained in this Section 9.3, if one party fails to promptly pay to the other any fee or expense due under this
Section 9.3, in addition to any amounts paid or payable pursuant to such Section, the defaulting party shall pay the costs and expenses (including legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of any unpaid fee at the publicly announced prime rate of Citibank, N.A. from the date such fee was required to be paid.

     Section 9.4 Amendment. This Agreement may be amended by the Boards of Directors of the parties hereto, at any time before or after obtaining the Company Shareholders' Approval, the Parent Shareholders' Approvals and prior to the Merger Effective Time, but after such approvals, only to the extent permitted by applicable law. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     Section 9.5 Waiver. At any time prior to the Merger Effective Time, the parties hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein, to the extent permitted by applicable law. Any agreement on the part of a party hereto to any such extension or waiver shall be valid if set forth in an instrument in writing signed by a duly authorized officer of such party.

                                    ARTICLE X

                               GENERAL PROVISIONS

     Section 10.1 Non-Survival; Effect of Representations and Warranties. No representations or warranties in this Agreement shall survive the Merger Effective Time, except as otherwise provided in this Agreement.

     Section 10.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given (a) when delivered personally, (b) when sent by reputable overnight courier service or (c) when telecopied (which is confirmed by copy sent within one business day by a reputable overnight courier service) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (i)      If to the Company, to

                           Niagara Mohawk Holdings, Inc.
                           300 Erie Boulevard West
                           Syracuse, New York  13202
                           Attn:   William Edwards
                                    Senior Vice-President and
                                    Chief Financial Officer
                           Telephone:       315-474-1511
                           Facsimile:       315-428-3406

                           with a copy to

                           Sullivan & Cromwell
                           1701 Pennsylvania Avenue, N.W.
                           Washington, D.C.  20006
                           Attn:  Janet Geldzahler, Esq.
                           Telephone:       202-956-7695
                           Facsimile:       202-293-6330

                           and

                  (ii)     if to Parent, to

                           National Grid Group plc
                           National Grid House
                           15 Marylebone Road
                           London NW1 5JD
                           United Kingdom
                           Attn:    Stephen Box
                             Group Finance Director

                           Telephone:       011-44-20-7-312-5600
                           Facsimile:       011-44-20-7-312-5655

                           and

                           National Grid USA
                           25 Research Drive
                           Westborough, MA  01582
                           Attn:    Richard P. Sergel

                                    President and Chief Executive Officer
                           Telephone:       508-389-2000
                           Facsimile:       508-366-5498

                           with a copy to

                           LeBoeuf, Lamb, Greene & MacRae, L.L.P.

                           125 West 55th Street
                           New York, NY  10019
                           Attn:    Steven H. Davis, Esq.
                                    and Thomas J. Moore, Esq.
                           Telephone:       212-424-8000
                           Facsimile:       212-424-8500

                           and

                           CMS Cameron McKenna
                           Mitre House
                           160 Aldersgate Street
                           London EC1A 4DD
                           United Kingdom
                           Attn:    Sean M. Watson, Esq.
                           Telephone:       011-44-20-7-367-3000
                           Facsimile:       011-44-20-7-367-2000

                  (iii)    If to Newco, to

                           New National Grid Limited
                           15 Marylebone Road
                           London NW1 5JD
                           United Kingdom
                           Attn:    Stephen Box

                                    Director
                           Telephone:       011-44-20-7-312-5600
                           Facsimile:       011-44-20-7-312-5655

                           and

                           National Grid USA.
                           25 Research Drive
                           Westborough, MA  01582
                           Attn:    Richard P. Sergel
                                    President and Chief Executive Officer
                           Telephone:       508-389-2000
                           Facsimile:       508-366-5498

                           with a copy to

                           LeBoeuf, Lamb, Greene & MacRae, L.L.P.

                           125 West 55th Street
                           New York, NY  10019
                           Attn:    Steven H. Davis, Esq.
                                    and Thomas J. Moore, Esq.
                           Telephone:       212-424-8000
                           Facsimile:       212-424-8500

                           and

                           CMS Cameron McKenna
                           Mitre House
                           160 Aldersgate Street
                           London EC1A 4DD
                           United Kingdom
                           Attn:    Sean M. Watson, Esq.
                           Telephone:       011-44-20-7-367-3000
                           Facsimile:       011-44-20-7-367-2000

                  (iv)     If to Merger Sub, to

                           Grid Delaware, Inc.
                           25 Research Drive

                           Westborough, MA  01582
                           Attn:    Richard P. Sergel
                                    President
                           Telephone:       508-389-2000
                           Facsimile:       508-366-5498

     Section 10.3 Miscellaneous. This Agreement (including the documents and instruments referred to herein) (a) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof other than the Confidentiality Agreement and (b) shall not be assigned by operation of law or otherwise.

     Section 10.4 Interpretation. When a reference is made in this Agreement to Sections or Exhibits, such reference shall be to a Section or Exhibit of this Agreement, respectively, unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." Reference to any "person" shall include reference to any predecessor or successor of such person. Reference to any United States legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court, official or legal concept or thing shall in respect of any jurisdiction other than the United States be deemed to include what most nearly approximates in that jurisdiction to the United States legal term.

     Section 10.5 Counterparts; Effect. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

     Section 10.6 Parties' Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and, except for the rights of Indemnified Parties as set forth in Section 7.5, nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

     Section 10.7 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED IN AND TO BE FULLY PERFORMED IN SUCH STATE, WITHOUT GIVING EFFECT TO ITS CONFLICTS OF LAW RULES OR PRINCIPLES.

     Section 10.8 Submission to Jurisdiction; Waivers. Each of Parent and the Company irrevocably agree that any legal action or proceeding with respect to this Agreement or for recognition and enforcement of any judgment in respect hereof brought by another party hereto or its successors or assigns may be brought and determined in the Supreme Court of the State of New York in New York County or in the United States District Court for the Southern District of New York, and each of Newco, Parent and the Company hereby irrevocably submits with regard to any such action or proceeding for itself and in respect to its property, generally and unconditionally, to the nonexclusive jurisdiction of the aforesaid courts. Any service of process to be made in such action or proceeding may be made by delivery of process in accordance with the notice provisions contained in Section 10.2. Each of Newco, Parent and the Company hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) the defense of sovereign immunity, (b) any claim that it is not personally subject to the jurisdiction of the above- named courts for any reason other than the failure to serve process in accordance with this Section 10.8,
(c) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (d) to the fullest extent permitted by applicable law that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper and (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

     Section 10.9 Enforcement of Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specified terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

     Section 10.10 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTION CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

     IN WITNESS WHEREOF, each party hereto has caused this Agreement to be signed by its respective officer thereunto duly authorized as of the date first written above.

NATIONAL GRID GROUP PLC

By:
Its:


NIAGARA MOHAWK HOLDINGS, INC.

By:
Its:


NEW NATIONAL GRID LIMITED

By:
Its:


GRID DELAWARE, INC.

By:
Its:

EXHIBIT A

Scheme of Arrangement
(under section 425 of the Companies Act 1985)

between National Grid Group plc and the Scheme Shareholders (as hereinafter defined) and the Special Shareholder (as hereinafter defined)

1.    Preliminary

(A) In this Scheme of Arrangement, unless inconsistent with the subject or context, the following expressions shall bear the following meanings:

Act means the Companies Act 1985, as amended;

business day means a day on which London Stock Exchange plc is open for the transaction of business;

Court means the High Court of Justice in England and Wales;

Court Hearing means the hearing of the Petition;

Court Meeting means the meeting of holders of National Grid Shares convened by direction of the Court pursuant to section 425 of the Act for " a.m. on " 2001, to consider and, if thought fit, approve this Scheme, including any adjournment thereof;

CREST means a relevant system (as defined in the CREST Regulations) in respect of which CRESTCo is the operator (as defined in the CREST Regulations);

CRESTCo means CRESTCo Limited;

CREST Regulations means the Uncertificated Securities Regulations 1995 (SI 1995 No. 3272) as from time to time amended;

holder includes any person entitled by transmission;

National Grid means National Grid Group plc;

National Grid Shares means ordinary shares of 11 13/17 pence each in the capital of National Grid;

National Grid Special Share means the special rights non-voting redeemable preference share of (pound)1 in the capital of National Grid;

new National Grid Shares means new ordinary shares of 11 13/17 pence each in the capital of National Grid;

New National Grid means New National Grid plc;

[New National Grid Special Share means the special rights non-voting redeemable preference share of (pound)1 in the capital of New National Grid;]

New Shares means ordinary shares of " pence each in the capital of New National Grid;

Petition means the petition to the Court to sanction the Scheme;

Record Date means the business day immediately preceding the Scheme Date;

Scheme Date means the date on which this Scheme becomes effective in accordance with clause 6 of this Scheme;

Scheme Record Date means the business day immediately preceding the date of the Court Hearing (or if the hearing continues beyond one day, the business day immediately preceding the final day of the hearing);

Scheme Shareholder means a holder of Scheme Shares as at 5:30 p.m. on the Record Date;

Scheme Shares means all National Grid Shares in issue at 5:30 p.m. on the Scheme Record Date;

Special Shareholder means the Secretary of State for Trade and Industry, the holder of the National Grid Special Share;

this Scheme means this Scheme of Arrangement in its present form or with any modification thereof or addition thereto or condition approved or imposed by the Court; and

uncertificated or in uncertificated form means recorded on the relevant register as being held in uncertificated form in CREST, and title to which by virtue of the CREST Regulations may be transferred by means of CREST.

(B) The authorised share capital of National Grid as at the date of this Scheme is (pound) divided into National Grid Shares, of which have been issued and are fully paid up (and the remainder are unissued), and one National Grid Special Share which has been issued and is fully paid up.

(C) New National Grid was incorporated as a private limited company on 11 July 2000 under the name Intercede 1610 Limited. Its name was changed on 30 August 2000 to New National Grid and it was re-registered as a public limited company on " 2001. The authorised share capital of New National Grid at the date of this Scheme is (pound)" divided into " New Shares, of which 2 have been issued and are paid up [as to one-quarter] (and the remainder are unissued), [the New National Grid Special Share which has not been issued] and 49,998 redeemable preference shares of (pound)1 each, all of which have been issued and are paid up [as to one-quarter].

(D) The purpose of this Scheme is to provide for the cancellation of the Scheme Shares and the National Grid Special Share and the issue of new National Grid Shares with an aggregate nominal value equal to that of the shares so cancelled to New National Grid in consideration of the allotment by New National Grid of New Shares to the Scheme Shareholders [and the allotment by New National Grid of the New National Grid Special Share to the Special Shareholder].

(E) New National Grid has given its written consent to this Scheme and has given a written undertaking to be bound by its terms. It is proposed that the Special Shareholder will agree to appear by Counsel at the Court Hearing to consent to this Scheme and to undertake to be bound by its terms.

2.   The Scheme

National Grid Cancellation

1.

     (a) The share capital of National Grid shall be reduced by cancelling the Scheme Shares and the National Grid Special Share.

     (b) Forthwith and contingently upon the said reduction of capital taking effect:

          (i) the share capital of National Grid shall be increased to its former amount by the creation of such number of new National Grid Shares as shall be of an aggregate nominal amount equal to the aggregate nominal amount of the shares cancelled in accordance with sub-clause (a) of this clause 1; and

          (ii) National Grid shall apply the credit arising in its books of account on the reduction of capital pursuant to sub-clause (a) of this clause 1 in paying up, in full at par, the new National Grid Shares created pursuant to sub-clause (b)(i) of this clause 1 and shall allot and issue the same, credited as fully paid, to New National Grid and/or its nominee(s).

New Shares [and the New National Grid Special Share]

2.

     (a) In consideration of the cancellation of the Scheme Shares and the National Grid Special Share and the issue of the new National Grid Shares to New National Grid and/or its nominee(s) pursuant to clause 1 of this Scheme, New National Grid shall (subject to the provisions of sub-clause (c) of this clause 2):

          (i) allot and issue (credited as fully paid) New Shares to the Scheme Shareholders on the basis of one New Share for each Scheme Share held at 5:30 p.m. on the Record Date, save that, for any person holding New Shares as at 5:30 p.m. on the Record Date his entitlement to receive New Shares pursuant to this clause 2 shall be reduced by the number of New Shares he holds at that time; and

          [(ii) allot and issue (credited as fully paid) the New National Grid
               Special Share to the Special Shareholder.]

     (b) The New Shares to be issued pursuant to sub-clause (a)(i) of this clause 2 shall rank pari passu in all respects with any New Shares in issue at 5:30 p.m. on the Record Date and shall rank in full for all dividends or distributions made, paid or declared after the Scheme Date on the ordinary share capital of New National Grid.

     (c) The provisions of sub-clause (a) of this clause 2 shall be subject to any prohibition or condition imposed by law. Without prejudice to the generality of the foregoing, if, in respect of any Scheme Shareholder who is a citizen, resident or national of any jurisdiction outside the United Kingdom ("overseas shareholder"), New National Grid is advised that the allotment and issue of New Shares pursuant to this clause 2 would infringe the laws of any jurisdiction outside the United Kingdom or would require New National Grid to observe any governmental or other consent or any registration, filing or other formality, then New National Grid may determine that no New Shares shall be allotted or issued to such overseas shareholder under this clause 2, but shall instead be allotted to a nominee appointed by New National Grid, as a trustee for such overseas shareholder, on terms that the nominee shall, as soon as practicable following the Scheme Date, sell the New Shares so allotted at the best price which can reasonably be obtained and shall account for the net proceeds of such sale (after the deduction of all expenses and commissions, including value added tax, payable thereon) by sending a cheque or warrant to such overseas shareholder in accordance with the provisions of clause 3 below. None of National Grid, New National Grid, any nominee referred to in this subclause (c) or any broker or agent of any of them shall have any liability for any loss arising as a result of the timing or terms of any such sale.

Certificates and payment

3.

     (a) Not later than ten (10) business days after the Scheme Date, New National Grid shall send by post to the allottees of the New Shares [and to the allottee of the New National Grid Special Share] allotted and issued pursuant to clause 2 of this Scheme certificates in respect of such shares, save that where Scheme Shares are held in uncertificated form, New National Grid will procure that CRESTCo is instructed to cancel the entitlement to Scheme Shares of each of the Scheme Shareholders concerned and to credit to the appropriate stock account in CREST of each such Scheme Shareholder his entitlement to New Shares.

     (b) Not later than ten (10) business days following the sale of any relevant New Shares pursuant to clause 2(c), New National Grid shall procure that the nominee shall account for the cash payable by despatching to the persons respectively entitled thereto cheques and/or warrants by post.

     (c) All certificates required to be sent by New National Grid pursuant to sub-clause (a) of this clause 3 and all cheques or warrants required to be sent pursuant to sub-clause (b) of this clause 3 shall be sent through the post in pre-paid envelopes addressed to the persons respectively entitled thereto at their respective addresses appearing in the register of members of National Grid at the close of business on the Record Date (or, in the case of joint holders, to the address of that one of the joint holders whose name stands first in the register in respect of the joint holding) or in accordance with any special instructions regarding communications received at the registered office of National Grid prior to the Record Date.

     (d) None of National Grid, New National Grid, any nominee referred to in clause 2(c) or any agent of any of them shall be responsible for any loss or delay in transmission of certificates, cheques or warrants sent in accordance with this clause 3.

     (e) The preceding sub-clauses of this clause 3 shall take effect subject to any prohibition or condition imposed by law.

Certificates representing Scheme Shares and the National Grid Special Share

4. With effect from and including the Scheme Date, all certificates representing holdings of Scheme Shares and the National Grid Special Share shall cease to be valid in respect of such holdings.

Mandates

5. Each mandate in force at 5:30 p.m. on the Record Date relating to the payment of dividends on Scheme Shares and each instruction then in force as to notices and other communications from National Grid shall, unless and until varied or revoked, be deemed as from the Scheme Date to be a valid and effective mandate or instruction to New National Grid in relation to the corresponding New Shares to be allotted and issued pursuant to this Scheme.

Scheme Date

6. This Scheme shall become effective as soon as an office copy of the Court Order sanctioning this Scheme under section 425 of the Act and confirming under section 137 of the Act the reduction of capital proposed under this Scheme shall have been duly delivered to the Registrar of Companies for registration and registered by him.

7. Unless this Scheme shall have become effective on or before ", 2002 or such later date, if any, as the Court may allow, it shall lapse.

Modification

8. National Grid and New National Grid may jointly consent on behalf of all persons concerned to any modification of or addition to this Scheme or to any condition which the Court may think fit to approve or impose.


Dated the               day of                  2001

                                                                    Exhibit 7.7

                           Form of Affiliate Agreement

                                                                          [DATE]

Ladies and Gentlemen:

     The undersigned is a holder of shares of Common Stock, par value $0.01 per share ("Common Stock"), of Niagara Mohawk Holdings, Inc., a New York corporation (the "Company"), and is entitled to receive American Depositary Shares of New National Grid Limited (the "ADSs"), a public limited company incorporated under the laws of England and Wales ("New National Grid"), each representing the right to receive five Ordinary Shares of New National Grid [deposited with the Bank of New York] and evidenced by American Depositary Receipts, in connection with the merger (the "Merger") of Grid Delaware, Inc. with and into the Company, in which the Company will become a wholly owned subsidiary of New National Grid pursuant to that certain Agreement and Plan of Merger and Scheme of Arrangement dated as of September 4, 2000, by and among National Grid Group plc, New National Grid, the Company, and Grid Delaware, Inc..

     The undersigned acknowledges that the undersigned may be deemed an "affiliate" of the Company within the meaning of Rule 145 ("Rule 145") promulgated under the Securities Act of 1933, as amended (the "Act"), although nothing contained herein shall be construed as an admission of such status.

     If in fact the undersigned were an affiliate of the Company under the Act, the undersigned's ability to sell, assign or transfer any ADSs received by the undersigned in exchange for any shares of the Company pursuant to the Merger may be restricted unless such transaction is registered under the Act or an exemption from such registration is available. The undersigned understands that such exemptions are limited and the undersigned has obtained advice of counsel as to the nature and conditions of such exemptions, including instruction with respect to the applicability to the sale of such securities of Rules 144 and 145(d) promulgated under the Act.

     The undersigned hereby represents to and covenants to New National Grid that it will not sell, assign or transfer any ADSs received by the undersigned in exchange for shares of the Common Stock pursuant to the Merger except (i) pursuant to an effective registration statement under the Act, (ii) by a transaction in conformity with the volume and other limitations of Rule 145 or Rule 144, to the extent applicable, or any other applicable rules promulgated by the Securities and Exchange Commission (the "Commission") or (iii) in a transaction which, in the opinion of independent counsel reasonably satisfactory to New National Grid , or as described in a "no-action" or interpretive letter from the Staff of the Commission, is not required to be registered under the Act.

     In the event of a sale of any ADSs pursuant to Rule 145, the undersigned will supply New National Grid with evidence of compliance with such Rule, in the form of customary seller's and broker's Rule 145 representation letters or as New National Grid may otherwise reasonably request. The undersigned understands that New National Grid is under no obligation to register the sale, transfer or other disposition of ADSs by it or on its behalf under the Act or to take any other action necessary in order to make compliance with the registration requirements of the Act possible or to make an exemption from such requirements available. The undersigned understands that New National Grid may instruct its transfer agent to withhold the transfer of any ADSs disposed of by the undersigned in a manner inconsistent with this letter.

     The undersigned acknowledges and agrees that an appropriate legend will be placed on each ADR evidencing ADSs received by the undersigned in the Merger or issued to a transferee thereof, which legend will be removed on the earlier of
(i) receipt by New National Grid of an opinion in form and substance reasonably satisfactory to it to the effect that such legend is no longer required for the purposes of the Act and the rules and regulations of the Commission promulgated thereunder and (ii) a sale of such ADSs which has been registered under the Act, whereupon New National Grid will ensure that there is executed and delivered to the undersigned or his transferee (as the case may be) a replacement a ADR or ADRs free of such legend.

     The undersigned acknowledges that it has carefully reviewed this letter and understands the requirements hereof and the limitations imposed upon the distribution, sale, transfer or other disposition of such ADSs.


                                                        Very truly yours,



                                                       -------------------------
                                                        [Name]

     As an inducement to the above individual to deliver this letter, New National Grid agrees that for so long as and to the extent necessary to permit such individual, pursuant to Rule 145 and, to the extent applicable, Rule 144 under the Act, to sell such ADSs received by such individual in connection with the Merger, New National Grid shall use all reasonable efforts to file, on a timely basis, all reports and data required to be filed by it with the Commission pursuant to Section 13 of the Securities and Exchange Act of 1934.

                                                       Very truly yours,

                                                       New National Grid Limited



                                                       By:______________________
                                                        Name:
                                                        Title:
[DATE]

[Company disclosure schedulese filed under Cover of Form SE]